UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PDS BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PDS Biotechnology Corporation
303A College Road East, Princeton, NJ 08540
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 11, 2025
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of PDS Biotechnology Corporation, a Delaware corporation (the “Company”, “PDS”, or “PDS Biotech”). The Annual Meeting will be held on June 11, 2025, at 8 a.m. Eastern Time. The Annual Meeting will be held virtually via live webcast. Stockholders will be able to attend the Annual Meeting and submit questions and vote their shares during the Annual Meeting from any location that has internet connectivity. There will be no physical in-person meeting. You or your proxyholder will be able to participate and vote by visiting www.virtualshareholdermeeting.com/PDSB2025 and entering your 16-digit control number (included in the Notice of Internet Availability of Proxy Materials that will be mailed to you). To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the enclosed proxy statement. The Annual Meeting will be held for the following purposes:
1.
To elect two Class A directors of the Company, Stephen Glover and Gregory Freitag, J.D., C.P.A., each to hold office until the 2028 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified;

2.	To approve an amendment to the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan;
3.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
4.	To approve, by non-binding, advisory vote, the compensation of our named executive officers; and
5.	To conduct any other business properly brought before the Annual Meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice. Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed. The record date for the Annual Meeting is April 17, 2025 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April 29, 2025. In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on the Record Date a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement. You are cordially invited to attend the meeting via the Internet. Whether or not you expect to attend the meeting, please vote over the telephone, on the Internet as instructed in these materials, or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided as promptly as possible in order to ensure your representation at the meeting. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote online if you attend the meeting via the Internet. To vote online at the Annual Meeting, please follow the instructions at www.virtualshareholdermeeting.com/PDSB2025. You will need the 16-digit control number, which is included in the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors

/s/ Frank Bedu-Addo, Ph.D.
Chief Executive Officer

i

PDS Biotechnology Corporation
303A College Road East
Princeton, NJ 08540
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

June 11, 2025

ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS
Why am I receiving these proxy materials?
We have made these proxy materials available to you on the Internet or, upon your request, have delivered paper proxy materials to you, because our board of directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting to be held on Wednesday, June 11, 2025 at 8 a.m. Eastern Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. This proxy statement includes information that we are required to provide to you by the Securities and Exchange Commission (“SEC”), and that is designed to assist you in voting your shares.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and our 2024 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?
We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice and Access Card. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.
What is included in the proxy materials?
The proxy materials include:
•	This proxy statement for the Annual Meeting;
•	PDS Biotech’s Annual Report on Form 10-K for the year ended December 31, 2024; and
•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.
How do I attend the Annual Meeting?
The Annual Meeting will be held on June 11, 2025, at 8 a.m. Eastern Time via a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PDSB2025 and entering your 16-digit control number which is included in the Notice and Access Card that will be mailed to you. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting.
We recommend that you log in a few minutes before the Annual Meeting on June 11, 2025, to ensure you are logged in when the meeting starts. Online check-in will begin at 7:55 a.m. Eastern Time.
Can I ask questions at the Annual Meeting?
Stockholders participating in the virtual meeting may submit questions or comments to the Company’s officers during the meeting.
If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/PDSB2025 and typing your question in the box in the Annual Meeting portal.
To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and remarks that are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting, as time permits.
What if I need technical assistance accessing or participating in the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page. Technical support will be available starting at 7:55 a.m. Eastern Time on June 11, 2025.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 45,672,851 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?
There are three matters scheduled for a vote:
Proposal 1:	Election of Stephen Glover and Gregory Freitag, J.D., C.P.A. to serve as Class A directors until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified.
Proposal 2:	To approve an amendment to the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan.
Proposal 3:	Ratification of the selection by the Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
Proposal 4:	To approve, by non-binding advisory vote, the compensation of our named executive officers.
What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this by internet, telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.
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Via Webcast: You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PDSB2025 and entering your 16-digit control number which is included in the Notice and Access Card that will be mailed to you. Please have your Notice and Access Card in hand when you access the website and then follow the instructions.

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By Mail: You may vote by proxy by filling out the proxy card you may have received and returning it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

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By Telephone: To vote over the telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 10, 2025 to be counted.

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Via the Internet: To vote through the internet before the Annual Meeting, go to www.proxyvote.com and follow the on-screen instructions. Please have your Notice and Access Card in hand when you access the website and then follow the instructions. Your internet vote must be received by 11:59 p.m., Eastern Time on June 10, 2025 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the notice to ensure that your vote is counted. Alternatively, you may vote by telephone or on the Internet as instructed by your broker or bank. To vote online at the Annual Meeting, please follow the instructions at www.virtualshareholdermeeting.com/PDSB2025. You will need the 16-digit control number, which is included in the Notice and Access Card that will be mailed to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
Can I vote my shares by completing and returning the Notice and Access Card?
No. The Notice and Access Card will, however, provide instructions on how to vote by telephone, by internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot at the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
See “What are broker non-votes?” below.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted,
•	“For” the election of each of Stephen Glover and Gregory Freitag, J.D., C.P.A. as directors;
•	“For” the approval of an amendment to the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan;
•	“For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm; and
•	“For” the approval of the compensation of our named executive officers.
If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies as well as hosting the virtual-only Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners. In addition, we have engaged Morrow Sodali to assist in the solicitation of proxies and provide related advice and information support, for a fee that is not expected to exceed $40,000 in total.

What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.
Stockholder of Record: Shares Registered in Your Name
If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Secretary at PDS Biotechnology Corporation at 303A College Road East, Princeton, NJ 08540.
•	You may attend the Annual Meeting via the Internet and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If your shares are held by your broker, bank or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Secretary in a timely manner. Stockholders who wish to submit a proposal that is intended to be presented for consideration at next year’s annual meeting, or who propose to nominate a candidate for election as a director at that meeting, are required by our bylaws to provide notice of such proposal or nomination no later than the close of business on February 11, 2026, which is the date that is not less than 120 days prior to the first anniversary of the Annual Meeting, but not earlier than the close of business on January 12, 2026, which is the date that is not more than 150 days prior to the first anniversary of the Annual Meeting, to be considered for a vote at next year’s annual meeting. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement for the 2026 annual meeting of stockholders and proxy in accordance with regulations governing the solicitation of proxies.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with our 2026 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Any proposal, nomination or notice must contain the information required by our bylaws and be delivered to our principal executive offices at PDS Biotechnology Corporation, c/o Corporate Secretary, 303A College Road, East, Princeton, NJ 08540.
How are votes counted?
Before the Annual Meeting, our Board will appoint one or more inspectors of election for the meeting. The inspector(s) will determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies. The inspector(s) will also receive, count, and tabulate ballots and votes and determine the results of the voting on each matter that comes before the Annual Meeting.

What are “broker non-votes?”
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of Nasdaq, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.
How many votes are needed to approve each proposal?
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For the elections of Stephen Glover and Gregory Freitag, J.D., C.P.A. as directors, a plurality of the votes cast will be required for election. Plurality means that the individual who receives the largest number of votes cast “For” is elected as a director, however, a nominee is not required to receive a majority of votes “For”. As a result, any shares not voted “For” the nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in the nominee’s favor.

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To be approved, the Amendment to the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan must receive “For” votes from the holders of at least a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Brokers will not have discretion to vote on this matter and, accordingly, broker non-votes will have no effect on determining the outcome of this proposal.

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To be approved, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, must receive “For” votes from the holders of at least a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Brokers have discretion to vote as this proposal is considered a “routine” matter. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

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To be approved, the non-binding advisory resolution on the compensation of our named executive officers, must receive “For” votes from the holders of at least a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
Who can help answer your questions?
If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact Spencer Brown at PDS Biotechnology Corporation, 303A College Road East, Princeton, NJ 08540.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes: Class A, Class B and Class C, with each class serving a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors that may serve on the Board, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has seven members. The two nominees for director this year are Stephen Glover and Gregory Freitag, J.D., C.P.A. each of whom is a current director. If elected at the Annual Meeting, each of Mr. Glover and Mr. Freitag would serve until the 2028 annual meeting or until their successor has been duly elected and qualified, or their earlier death, resignation or removal. No director or nominee for director is related to any other director or executive officer of PDS Biotech or nominee for director by blood, marriage or adoption. Our directors are expected to attend our Annual Meeting via the Internet. There are no arrangements or understandings between any nominee and any other person pursuant to which each such the nominee was selected.
On April 22, 2025, Sir Richard Sykes, one of our current directors, informed our Board of his decision to retire and not to stand for reelection as a Class A director upon the expiration of his current term, which expires at the Annual Meeting. Sir Richard Sykes intends to serve on the Board through the date of the Annual Meeting and, effective as of the end of his term as a director at the opening of the polls at the Annual Meeting, our authorized number of directors will be reduced to six. The Board is grateful to Sir Richard Sykes for his dedication, service, and contributions as a director of our Company.
Directors are elected by a plurality of the votes cast of the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, each of Mr. Glover and Mr. Freitag will be elected if they receive a plurality of the votes cast. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of Mr. Glover and Mr. Freitag. If Mr. Glover and Mr. Freitag become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such person will instead be voted for the election of a substitute nominee proposed by the Board. Mr. Glover and Mr. Freitag have each agreed to serve if elected. Our management has no reason to believe that either Mr. Glover or Mr. Freitag will be unable to serve.
The following table provides information on the nominees for the position of director of PDS Biotech as of the Record Date and for each director continuing in office after the Annual Meeting.

Name	Age
Nominees for Director
(Class A − Term expiring at our annual meeting of stockholders in 2028)
Stephen Glover	65
Gregory Freitag, J.D., CPA	63
Directors Continuing in Office
(Class B − Term expiring at our annual meeting of stockholders in 2026)
Kamil Ali-Jackson, Esq.	66
Ilian Iliev, Ph.D.	49
(Class C − Term expiring at our annual meeting of stockholders in 2027)
Frank Bedu-Addo, Ph.D.	60
Otis Brawley, M.D.	65

CLASS A NOMINEES FOR ELECTION FOR A
THREE-YEAR TERM EXPIRING AT THE 2028 ANNUAL MEETING
Gregory Freitag, J.D., C.P.A.
Mr. Freitag has served on the Board since March 2019. Mr. Freitag currently serves as a member of the board of directors of ZyVersa Therapeutics (Nasdaq: ZVSA), a clinical-stage specialty biopharmaceutical company focused on developing drugs to treat inflammatory and renal diseases. Mr. Freitag served as Special Counsel for Axogen, Inc. (Nasdaq: AXGN) until his retirement in April 2021, its General Counsel from September 2011 to December 2019, Chief Financial Officer from September 2011 to May 2014 and August 2015 to March 2016 and Senior Vice President of Business Development at Axogen from May 2014 until October 2018. Mr. Freitag was also a member of the Axogen, Inc. Board of Directors from 2011 to 2024. Axogen, Inc. is a leading regenerative medicine company dedicated to peripheral nerve repair. Mr. Freitag was Chief Executive Officer, Chief Financial Officer and a board member from June 2010 through September 2011 of LecTec Corporation, an intellectual property licensing and holding company that merged with Axogen in September 2011. Mr. Freitag is a principal of FreiMc, LLC, a healthcare and life science consulting and advisory firm he founded that provides strategic guidance and business development services. Prior to founding FreiMc, Mr. Freitag was a Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc. and worked for Guidant Corporation in their business development group. Prior to Guidant Corporation, Mr. Freitag was the Chief Executive Officer of HTS Biosystems, a biotechnology tools start-up company and was the Chief Operating Officer, Chief Financial Officer and General Counsel of Quantech, Ltd. Prior to Quantech, Mr. Freitag practiced corporate law in Minneapolis, Minnesota.
The Board believes that Mr. Freitag’s leadership, legal, corporate governance and accounting experience and knowledge, as well as his familiarity with the life sciences industry and PDS Biotech, provide him with the qualifications and skills to serve as a director.
Stephen Glover
Mr. Glover has served on the Board since April 2019 and is the Chairman of the Board. Mr. Glover has over 40 years of business experience in biopharmaceuticals and life sciences. Before founding ZyVersa, Mr. Glover was Co-Founder and Chief Business Officer of Coherus Biosciences where he was focused on business strategy, partnerships, product development efforts and capitalization of the company. Prior to Coherus, he was the President of Insmed Therapeutic Proteins, a biosimilar company, as well as Chief Business Officer of Insmed Incorporated. Prior to Insmed, Mr. Glover held the position of Senior Vice President and General Manager at Andrx Laboratories and Andrx Therapeutics, both divisions of Andrx Corporation. At Andrx Mr. Glover was responsible for the strategy and operation of Andrx Labs which developed and marketed products in metabolic diseases and Men’s Health, and Andrx Therapeutics which was focused on development of new controlled release products and contract manufacturing. He earlier held multiple sales, marketing and operational roles at Hoffman LaRoche, Amgen Inc. and IMS Health. Mr. Glover has multifaceted experience in Fortune 100, start up, and entrepreneurial environments. He has demonstrated significant achievements in startups, large cap, and turnaround companies, with a focus on business strategy, commercial execution, product development, business transformation and corporate development. He has completed over 25 life sciences transactions in licensing and M&A, raised over $500 million in capital, and created more than $7 billion in shareholder value. His strategic and operational experience includes strategic planning, corporate development, operations management, product development, product marketing and sales management. Currently, Mr. Glover is Chairman of the Board of Directors of ZyVersa Therapeutics and PDS Biotechnology. He is a member of the Board of Directors at BioGene Therapeutics and at the Coulter Foundation at the University of Miami. Previously Mr. Glover was Chairman of Ambrx Biopharma, overseeing its $2 billion acquisition by Johnson & Johnson.
The Board believes Mr. Glover’s broad industry experience as well as his experience as a founder and strategic leader provides him with the qualifications and skills to serve as a director.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF ITS NOMINEES.

CLASS B DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING
Kamil Ali-Jackson, Esq.
Ms. Ali-Jackson has served on the Board since February 2020. Ms. Ali-Jackson brings four decades of life sciences industry experience with public and private specialty pharmaceutical, biotech, and biopharmaceutical companies to PDS Biotech. Ms. Ali-Jackson has extensive domestic and international experience with strategic alliances, drug development and commercialization collaborations, and M & A transactions. Ms. Ali-Jackson is the co-founder of Aclaris Therapeutics, Inc. and served as its Chief Legal Officer, Chief Compliance Officer, and Corporate Secretary since its inception in 2012 until her retirement in January, 2022. In addition, Ms. Ali-Jackson co-founded and successfully transitioned several specialty pharmaceutical and biopharmaceutical companies through multi-million dollar acquisitions by global pharmaceutical companies. In 2011, Ms. Ali-Jackson also co-founded NeXeption, Inc., a biopharmaceutical assets management company and was legal counsel for the company and its affiliated companies from 2011 until 2020. She has served as legal counsel and as a licensing business executive for a number of pharmaceutical companies, including Merck & Co. Inc., Dr. Reddy’s Laboratories Ltd., and Endo Pharmaceuticals, Inc. Ms. Ali-Jackson currently serves on the board of directors, audit, finance and compensation committees for Rigel Pharmaceuticals, Inc., a publicly traded biotechnology company. She has also served on several nonprofit boards and currently serves on the board of trustees of Princeton University and as the Chair of the East Bradford Township Zoning Hearing Board. Ms. Ali-Jackson received her J.D. from Harvard Law School and Bachelor of Arts in politics from Princeton University.
The Board believes that Ms. Ali-Jackson’s leadership, legal, transactional, compliance and corporate governance expertise and knowledge, as well as her experience as an executive officer, legal counsel, and co-founder in the life sciences industry, provide her with the qualifications and skills to serve as a director.
Ilian Iliev, Ph.D.
Dr. Iliev has served on the Board since April 2020. Dr. Iliev is Chief Executive Officer of EMV Capital PLC (previously NetScientific PLC), a London Stock Exchange listed company investing in deep tech and life sciences in the UK and internationally. Dr. Iliev founded EMV Capital in 2018, and the company was acquired by NetScientific PLC in 2020. Previously, Dr. Iliev served as the Chief Executive Officer and co-founder of CambridgeIP Ltd, a Cambridge, UK based boutique strategy consultancy focused on technology and IP commercialization. Dr. Iliev serves on the board of directors of several EMV Capital portfolio companies in the life sciences and deeptech space. Dr. Iliev holds a Ph.D. from Cambridge University’s Judge Business School, focused on venture capital business models in emerging economies. He received a Master of Commerce in Economics, and a Bachelor of Arts in Politics, Economics and International Relations from the University of Witwatersrand, South Africa.
The Board believes Dr. Iliev’s venture capital and high-growth company experience provides him with the qualifications and skills to serve as a director.

CLASS C DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING
Frank Bedu-Addo, Ph.D.
Dr. Bedu-Addo has served as director, President and Chief Executive Officer of PDS Biotech since March 2019. Dr. Bedu-Addo is a veteran biotech executive with experience successfully starting and growing biotechnology organizations. He has been responsible for the oversight, development and implementation of both operational and drug development strategies in both large organizations and emerging biotechnology companies. Dr. Bedu-Addo was a member of the senior executive team at KBI BioPharma, Inc. As Vice President of Drug Development, he oversaw all operations including business development, drug development/manufacturing and profit and loss. Before his tenure at KBI, he successfully started and managed Cardinal Health’s East Coast biotechnology drug development and manufacturing operations. Prior to Cardinal Health, Dr. Bedu-Addo was an Associate Director at Akzo-Nobel, Senior Scientist at Elan (The Liposome Co.), and Principal Scientist at Schering-Plough. In these positions, he contributed to the development of numerous drugs, including antiviral and anticancer products. Dr. Bedu-Addo obtained both his M.S. in Chemical Engineering and Ph.D. in Pharmaceutics from the University of Pittsburgh.
The Board believes that Dr. Bedu-Addo’s perspective and experience as our President and CEO, as well as his depth of operating and senior management experience in the pharmaceuticals industry and educational background, provide him with the qualifications and abilities to serve as a director.
Otis Brawley, M.D.
Dr. Brawley has served on the Board since November 2020. Dr. Otis Brawley, M.D. is a renowned oncologist and a seasoned pharmaceutical director who has served on several boards including the boards of companies developing and commercializing oncology products. Dr. Brawley is currently the Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University. Dr. Brawley served as the Chief Medical and Scientific Officer at the American Cancer Society from 2007 through 2018, and is a former member of the FDA Oncologic Drug Advisory Committee (ODAC) and the National Cancer Institute’s (NCI) Board of Scientific Counselors. Formerly, Dr. Brawley was a professor in the Department of Hematology and Oncology at the Emory University School of Medicine. He was also previously a senior investigator at the National Institute of Health (NIH) and NCI Dr. Brawley is currently a director at Jackson Laboratories, a nonprofit biomedical research center focused on developing genomic solutions to disease including personalized, tailored therapeutics for individual cancers; formerly, he was a Director for the Theragenics Corporation, a publicly traded company with commercialized medical devices for brachytherapy, surgery and wound closure. Dr. Brawley is also on the board of Incyte Corporation, a biopharmaceutical company focused on discovery, development and commercialization of proprietary therapeutics, Agilent Technologies, an analytical instrumentation development and manufacturing company, and Lyell Immunopharma, Inc., a private biotechnology company. Dr. Brawley received an M.D. from the University of Chicago, Pritzker School of Medicine. He completed an internal medicine residency at Case-Western Reserve University and a fellowship in medical oncology at the NCI. He is board certified in internal medicine and medical oncology. In 2013, he was the recipient of a Special Recognition Award from the American Society of Clinical Oncology. In 2019 he was given the American Medical Association Distinguished Service Award. Dr. Brawley is a Master of the American College of Physicians, a Fellow of the Royal College of Physicians (London), and an elected member of the U.S. National Academy of Medicine.
The Board believes that Dr. Brawley’s expertise in the field of Oncology as well as his experience on public company and non-profit boards and his educational background provide him with the qualifications and abilities to serve as a director.

CORPORATE GOVERNANCE
Independence of the Board of Directors
As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
The Board has undertaken a review of the independence of our directors and has determined that all of our directors, except Frank Bedu-Addo, Ph.D. and Ilian Iliev, Ph.D., are independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market listing rules. Dr. Bedu-Addo is not an independent director under these rules because he is our President and Chief Executive Officer, and the Board has determined that Dr. Iliev is not an independent director because of his relationship with NetScientific plc, a current stockholder of the Company.
Board Leadership Structure
The Board has appointed Mr. Stephen Glover as Chairman of the Board. The Chairman has the authority, among other things, to preside over Board meetings, to set meeting agendas and to perform all other duties delegated to him from time to time by the Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Board Diversity
The Board is committed to having a diversified board, including diversity of thought, background and experience.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. Our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to review and discuss with management and KPMG LLP, the Company’s independent auditors, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures, including as it concerns risks from cybersecurity threats. In general, we seek to address cybersecurity risks through a cross-functional approach that is focused on preserving the confidentiality, integrity, and availability of the information that we collect and store by identifying, preventing, and mitigating cybersecurity threats and effectively responding to cybersecurity incidents when they occur. Our Nominating and Corporate Governance Committee is responsible for developing our corporate governance principles, and periodically reviews these principles and their application. Our Compensation Committee reviews our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.
Meetings of the Board of Directors
Each director is expected to make reasonable efforts to attend all Board and applicable committee meetings. Attendance is taken into account by the Nominating and Corporate Governance Committee and the Board when they assess directors for re-nomination to the Board. Each director is also expected to attend our annual stockholder meetings, and five (5) of our current directors attended the 2024 Annual Meeting of Stockholders. The Board met eleven (11) times during the year ended December 31, 2024. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2024 or the portion thereof for which they were directors or committee members.
Information Regarding Committees of the Board of Directors
The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information as of the Record Date for each of these standing Board committees. From time to time, our Board and committees also take action by written consent without a meeting. Each of our Board committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Name	Audit	Compensation	Nominating and Corporate Governance
Stephen Glover	X	X*
Kamil Ali-Jackson, Esq.	X	X	X*
Frank Bedu-Addo, Ph.D.
Otis Brawley, M.D.
Gregory Freitag, J.D., CPA	X*		X
Ilian Iliev, Ph.D.
Sir Richard Sykes		X	X

*	Committee Chairperson
Audit Committee
Our Audit Committee currently consists of Mr. Freitag, Mr. Glover and Ms. Ali-Jackson, each of whom satisfies the independence requirements under The Nasdaq Capital Market listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Mr. Freitag, whom our Board has determined to be an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector. PDS Biotech’s Audit Committee held four (4) meetings in 2024.
The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things:
•	hiring an independent registered public accounting firm to conduct the annual audit of our financial statements and monitoring its independence and performance;
•	reviewing and approving the planned scope of the annual audit and the results of the annual audit;
•	pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;
•	reviewing the significant accounting and reporting principles to understand their impact on our financial statements;
•	reviewing our internal financial, operating and accounting controls with management and our independent registered public accounting firm;
•
reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•	reviewing potential conflicts of interest under and violations of our Code of Conduct;

•
establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving related-party transactions;
•	primary responsibility for overseeing our risk management function; and
•	reviewing and evaluating, at least annually, our Audit Committee’s charter.
With respect to reviewing and approving related-party transactions, our Audit Committee reviews related-party transactions for potential conflicts of interest or other improprieties. Under SEC rules, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership. Our Audit Committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to the committee or the full Board any potential conflict of interest or personal interest in a transaction that our board is considering. Our executive officers are required to disclose any potential conflict of interest or personal interest in a transaction to the Audit Committee. We also poll our directors and executive officers on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.
The Board has adopted a charter for the Audit Committee that complies with SEC and Nasdaq Stock Market listing rules. The charter is available on our website at www.pdsbiotech.com.
Compensation Committee
Our Compensation Committee currently consists of Mr. Glover, Ms. Ali-Jackson, and Sir Richard Sykes, each of whom our Board has determined to be independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of our Compensation Committee is Stephen Glover. PDS Biotech’s Compensation Committee held one (1) meeting in 2024. Following the Annual Meeting, Sir Richard Sykes will no longer serve on the Compensation Committee.
The primary purpose of our Compensation Committee is to assist the Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:
•	designing and implementing competitive compensation policies to attract and retain key personnel;
•	reviewing and formulating policy and determining the compensation of our executive officers and employees;
•	reviewing and recommending to the Board the compensation of our directors;
•	administering our equity incentive plans and granting equity awards to our employees and directors under these plans;
•
if required from time to time, reviewing with management our disclosures under the caption “Executive Compensation” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC;

•	if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;
•	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and
•	reviewing and evaluating, at least annually, our Compensation Committee’s charter.
In 2024, the Compensation Committee engaged the compensation consulting firm Radford, which is part of the Rewards Solutions practice at Aon plc, (“Radford”), to assess and make recommendations with respect to the amount and types of compensation to provide our executives and directors. Radford reported directly to the Compensation

Committee; however, our Chief Executive Officer consulted with Radford with respect to its assessments of the compensation of executive officers other than the Chief Executive Officer. The Compensation Committee reviewed assessments provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss compensation of our executive officers and our Board, including the Chief Executive Officer, and to receive input and advice, as needed. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and does not believe Radford’s work in 2024 raised a conflict of interest.
The Compensation Committee uses competitive compensation data from an annual study of peer companies performed by Radford to inform the Compensation Committee’s decisions on overall compensation of our executive officers and directors, as well as specific pay elements. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, experience, scope of responsibility, criticality and skill sets, leadership potential and succession planning.
The Board has adopted a charter for the Compensation Committee that complies with SEC and Nasdaq Stock Market listing rules. The charter is available on our website at www.pdsbiotech.com.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serve, or served during 2024, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of the Board or Compensation Committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee currently consists of Ms. Ali-Jackson, Mr. Freitag and Sir Richard Sykes, each of whom our Board has determined to be independent under the Nasdaq listing standards. The chairperson of our Nominating and Corporate Governance Committee is Ms. Ali-Jackson. PDS Biotech’s Nominating and Corporate Governance Committee held four (4) meetings in 2024. Following the Annual Meeting, Sir Richard Sykes will no longer serve on the Nominating and Corporate Governance Committee.
The primary purpose of our Nominating and Corporate Governance Committee is to assist the Board in promoting our best interests and the best interests of our stockholders through the implementation of sound corporate governance principles and practices. The functions of our Nominating and Corporate Governance Committee include, among other things:
•	identifying, reviewing and evaluating candidates to serve on our board;
•	determining the minimum qualifications for service on our board;
•	developing and recommending to our board an annual self-evaluation process for our board and overseeing the annual self-evaluation process;
•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our board any changes to such principles; and
•	periodically reviewing and evaluating our Nominating and Corporate Governance Committee’s charter.
The Board has adopted a charter for the Nominating and Corporate Governance Committee that complies with SEC and Nasdaq Stock Market listing rules. The charter is available on our website at www.pdsbiotech.com.
While the Nominating and Corporate Governance Committee does not have a formal diversity policy, the Nominating and Corporate Governance Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the Nominating and Corporate Governance Committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s gender, racial background, religion, or ethnicity. The Nominating and Corporate Governance Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management, including our executive officers. In addition, the Nominating and Corporate Governance Committee considers candidates recommended by third parties, including stockholders. The Nominating and Corporate Governance Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives, should be willing and able to contribute positively to our decision-making process, should have a commitment to understand PDS Biotech and our industry and to regularly attend and participate in meetings of the Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of PDS Biotech, which include stockholders, employees, customers, creditors and the general public, and to act in the interests of all stockholders, should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all our stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered. The Nominating and Corporate Governance Committee considers director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder.
Stockholder Communications with the Board of Directors
We do not have a formal process related to stockholder communications with the Board. However, we strive to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. If you wish to send a communication to the Board, its chair or the chair of any Board committee, please send your communication to Frank Bedu-Addo, Ph.D., our Chief Executive Officer, at PDS Biotechnology Corporation at 303A College Road East, Princeton, NJ 08540, who will forward all appropriate communications as requested.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
We have adopted a Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.pdsbiotech.com. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers or directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website within four business days of such amendment or waiver.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of the Record Date.

Name	Age	Position
Frank Bedu-Addo, Ph.D.	60	President, Chief Executive Officer, Principal Executive Officer and Director
Gregory L. Conn, Ph.D.	70	Chief Scientific Officer
Kirk Shepard, M.D.	74	Chief Medical Officer
Lars Boesgaard	55	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
Stephan Toutain	59	Chief Operating Officer
Spencer Brown	55	Senior Vice President, General Counsel, Corporate Secretary, and Compliance Officer

Biographies for each of our executive officers are provided below.
Frank Bedu-Addo, Ph.D.
Please see Dr. Bedu-Addo’s biography above under the section “Class C Directors Continuing in Office Until the 2027 Annual Meeting.”
Gregory L. Conn, Ph.D.
Dr. Conn was a founding member of the PDS Biotech team in 2005 as Chief Scientific Officer and continues to serve PDS Biotech in that role. He has more than 40 years of drug-development expertise, including development of antiviral and anticancer drugs through to commercialization. He is a graduate of the Albert Einstein College of Medicine, where he obtained both his M.S. and Ph.D., discovering novel angiogenic molecules in the human brain. Dr. Conn started his pharmaceutical career at Merck, Sharpe, and Dohme, where he continued his work on novel angiogenic factors, discovering and characterizing the VEGF family of growth factors, work which led to the development and commercialization of the anti-cancer drug Avastin. He was later a leading scientist at Regeneron Pharmaceuticals, where he established and headed various groups in the Cell and Molecular Biology and Drug Discovery departments. Dr. Conn subsequently became a Director in the Process Development department at Covance Biotechnology Services Inc., a contract research and development and drug manufacturing organization, where he supervised the analytical development teams responsible for drug characterization, method development and drug stability studies, and program teams responsible for developing drug manufacturing processes. Dr. Conn has expertise across all phases of the drug development process, including FDA and regulatory requirements, and is the co-inventor of twelve drug patents.
Kirk Shepard, M.D.
Dr. Shepard has served as Chief Medical Officer of PDS Biotech since January 2024. Prior to PDS Biotech, Dr. Shepard was Chief Medical Officer, Senior Vice President and Head of Global Medical Affairs Oncology at Eisai Inc. Dr. Shepard has served in leadership positions at companies that have included Takeda, Boehringer Ingelheim, Baxter, and Baxalta. Dr. Shepard’s experience in multiple therapeutic areas includes operational and strategic product development from Phases 1 through 4 and the diverse disciplines of commercialization, clinical development, and medical affairs, such as real world evidence (RWE), health economics outcomes research (HEOR) & patient access, Investigator-Initiated Research, field-based medical teams (MSLs), leading compliance and SOP/policy efforts, PV/safety, medical communication, publications, digital strategy & initiatives, patient advocacy, and public relations. Dr. Shepard received his fellowship Oncology and Hematology training at the University of Chicago Medical Center and then was on the Hematology-Oncology staff at the Cleveland Clinic Foundation before transitioning to the pharmaceutical industry. In 2015, he was selected as one of the 100 Most Inspiring People in the Pharmaceutical Industry (PharmaVOICE). He is a co-founder of the Medical Affairs Professional Society (MAPS), and in 2016-17 he was President of MAPS. He received his BA from Cornell University in Ithaca, NY, where he was on the varsity football team.
Lars Boesgaard
Mr. Boesgaard has served as Chief Financial Officer and Principal Financial and Accounting Officer of PDS Biotech since December 2023. Prior to joining PDS Biotech, he served as CFO of AM-Pharma B.V. from September 2021 to August 2023. Mr. Boesgaard also served as CFO of Columbia Care from August 2018 to August 2021, where he completed key transactions, including an IPO/reverse merger resulting in a $120 million capital infusion and raising $200 million in public equity and debt offerings. Mr. Boesgaard was also previously the Vice President, CFO of Roka Bioscience from November 2015 to July 2018 and held several other senior finance positions with publicly traded companies, including Insulet Corporation, Alexion Pharmaceuticals, and Novo Nordisk A/S. Mr. Boesgaard holds a Bachelor of Science in Business Administration from the Copenhagen Business School and a Master of Business Administration from the Richard Ivey School of Business, Western University, Ontario, Canada.
Stephan Toutain
Mr. Toutain joined PDS Biotech in May 2024 as Chief Operating Officer. He brings over 30 years of operational experience in the life sciences industry from drug development, general management, operations, commercial development, market access and sales and marketing leadership with prior expertise in oncology and orphan drugs markets globally. Before joining PDS Biotech, Mr. Toutain served as Chief Operating Officer at Anavex Life Sciences and Chief Commercial Officer at Interleukin Genetics. He also worked with Alnylam Pharmaceuticals to build its early access program. In addition, Mr. Toutain led Global Commercial Development for Sarepta Therapeutics and served as General Manager for Alexion Pharmaceuticals in Europe. He has also held various U.S. commercial, marketing and product management positions with Celgene Corporation and Johnson & Johnson. Mr. Toutain received a Master of Business Administration from the University of North Carolina Kenan-Flagler Business School, and a Master of Engineering in Biotechnology from the University of Nancy II in France.
Spencer Brown
Mr. Brown has served as Senior Vice President, General Counsel and Corporate Secretary of PDS Biotech since June 2022 and has served as Compliance Officer since October 2023. Mr. Brown previously served as Vice President, Legal Affairs from January 2018 to January 2022 and as Senior Vice President, Legal Affairs and Compliance Officer from January 2022 to May 2022, for Aclaris Therapeutics, Inc. (Nasdaq: ACRS). Prior to joining Aclaris Therapeutics, Inc., Mr. Brown worked nearly eight years at GE Healthcare as Senior Commercial Counsel for the Life Sciences Core Imaging business in Princeton, New Jersey. Prior to that, Mr. Brown spent almost ten years at AstraZeneca Pharmaceuticals in Wilmington, Delaware where he provided legal support for most of the company’s therapeutic areas at some point during his tenure. Mr. Brown has over two decades of in-house experience in the pharmaceutical industry. Mr. Brown began his legal career as an associate at Skadden, Arps, Slate, Meagher & Flom. Mr. Brown earned his bachelor’s degree at Princeton University and obtained his juris doctorate degree from the University of Pennsylvania Carey School of Law.

EXECUTIVE COMPENSATION
We qualify as a smaller reporting company (“SRC”) under SEC rules. As such, for purposes of Executive Compensation, the Company’s named executive officers are determined under rules prescribed for an SRC as noted below. As an SRC, we may elect to omit certain disclosures that are not required under the reporting requirements for SRCs, including providing compensation disclosure and analysis under Item 402(b) of Regulation S-K.
Summary Compensation Table
The following table sets forth information for the years ended December 31, 2024 and December 31, 2023 concerning compensation of (i) all individuals serving as our principal executive officer, (ii) our two most highly compensated executive officers, other than our principal executive officer, who were serving as executive officers as of December 31, 2024 and (iii) up to two of our most highly compensated executive officers, other than our principal executive officer, that were not serving as executive officers as of December 31, 2024. We refer to these executives as the named executive officers. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.

	Year	Salary $	Bonus $	Option Awards(1) $	All Other Compensation $(2)	Total $
Frank Bedu-Addo, Ph.D. Chief Executive Officer	2024	597,400	—	1,647,000	19,169	2,263,569
	2023	580,000	255,200	4,157,387	18,647	5,011,234
Kirk Shepard. M.D.(3) Chief Medical Officer	2024	426,346	45,000	840,000	14,250	1,325,596
	2023	—	—	—	—	—
Stephan Toutain(4) Chief Operating Officer	2024	300,000	30,038	600,000	9,750	939,788
	2023	—	—	—	—	—

(1)
Amounts shown in this column do not reflect actual compensation received by the named executive officers. The amounts reflect the grant date fair value of stock option awards and are calculated in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-Stock Compensation, and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in calculating the value of these awards are included in Note 8, “Stock Based Compensation” in the notes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The executive will only realize compensation to the extent the trading price of the Company’s common stock is greater than the exercise price of such stock options at the time such options are exercised.

(2)	“All Other Compensation” consists of the Safe Harbor 401(k) match under the Company’s 401(k) plan
(3)	Dr. Shepard’s employment start date with the Company was January 22, 2024.
(4)	Mr. Toutain’s employment start date with the Company was May 1, 2024.
Narrative to Summary Compensation Table
Key Performance Factors in Determining Executive Compensation
Because the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy R&D period and a rigorous regulatory approval process, including the requirements for multiple phases of human testing and the need to meet a significant number of other government requirements, many of the traditional financial performance metrics, such as product sales, revenues and profits, used to evaluate successful performance are inappropriate for a biopharmaceutical company with a continued development focus, such as PDS Biotech. Instead, the specific performance our Compensation Committee considers when evaluating the compensation of our named executive officers include:
•	key R&D achievements
•	initiation and progress of clinical trials for our product candidates;
•	achievement of regulatory milestones;
•	new business initiatives including financings;
•	our progress in building out key functions and managing our growth while maintaining a high-performing organization and culture: and
•	increasing shareholder value.

Annual corporate goals are proposed by our senior leadership team at the beginning of each year and approved by our Board of Directors. During the first quarter of each year, our Compensation Committee, with the input of the senior leadership team, evaluates our corporate performance for the prior year against the corporate goals set for that year, and, taking into account other corporate achievements and developments, recommends a corporate performance rating to be approved by our Board of Directors.
During the first quarter of each year, our Compensation Committee typically evaluates compensation levels of our executive officers, for such year, including the amount of each executive officer’s base salary, target annual bonus and annual equity awards, taking into consideration the compensation paid by our peer group, our prior year’s overall corporate performance against the established corporate goals, as well as each individual executive officer’s contributions to achievement of such corporate goals, individual performance and the other factors described above, in making compensation recommendations to our Board of Directors. Our Board of Directors considers these recommendations in determining the compensation for our executive officers for the applicable year.
Elements of Executive Compensation
The compensation of our named executive officers consists of base salary, annual cash bonuses and equity awards, as well as employee benefits that are made available to our salaried employees generally. Our named executive officers are also entitled to compensation and benefits upon certain terminations of employment, including following a change of control transaction, as described under “Employment Agreements” below.
On March 14, 2022, we entered into a new employment agreement with Dr. Bedu-Addo. We entered into employment agreements with Dr. Shepard and Mr. Toutain upon their commencement of employment in a substantially similar form as Dr. Bedu-Addo’s employment agreement in order to provide consistency among our executive officers. The terms of the employment agreements are summarized below. The form of employment agreement was reviewed by our Board of Directors and by the Compensation Committee’s independent compensation consultant to determine whether its provisions are consistent with the employment agreements of our benchmarking peer group. In March 2022, the form of employment agreement was approved by the Compensation Committee, both for use as a form and with respect to the specific terms applicable to each executive officer. Although we believe that each company in our benchmarking peer group understandably has forms of employment agreements that are different from ours, we believe key employment contract provisions covering our executive officers are in line with market practice and provide terms designed to attract and retain executive officers.
Base Salaries
We pay our named executive officers a base salary to compensate them for the satisfactory performance of services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for our named executive officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent and were originally established in each named executive officer’s employment agreement.
Dr. Bedu-Addo received a base salary of $597,000 in 2024. Dr. Shepard received a base salary of $450,000 in 2024 (pro-rated for the 2024 calendar year based on his employment start date in 2024). Mr. Toutain received a base salary of $450,000 in 2024 (pro-rated for the 2024 calendar year based on his employment start date in 2024). Dr. Bedu-Addo received a base salary of $580,000 in 2023. Dr. Shepard and Mr. Toutain were both hired in 2024.
Performance Bonuses
We offer our named executive officers the opportunity to earn discretionary annual cash bonuses to compensate them for attaining short-term company and individual performance goals, subject to continued employment through the applicable payment date of such bonus. Each named executive officer has an annual target bonus potential that is expressed as a percentage of his annual base salary. The 2024 target bonus potential for each of Dr. Bedu-Addo, Dr. Shepard and Mr. Toutain were as follows:

Executive	2024 Target Bonus
Frank Bedu-Addo, Ph.D.	Up to 55% of Base Salary
Kirk Shepard, M.D.	Up to 40% of Base Salary
Stephan Toutain	Up to 40% of Base Salary

Our Compensation Committee, based upon the recommendation of our Chief Executive Officer, establishes performance goals each year and, at the completion of the year, generally determines actual bonus payouts after assessing our performance against these goals and each named executive officer’s individual performance and contributions to our achievements. Dr. Bedu-Addo did not receive a 2024 bonus. Each of Dr. Shepard and Mr. Toutain received a 2024 performance bonus in March 2025. The Board of Directors determined that Dr. Shepard and Mr. Toutain each achieved 50% of the performance goals for the year ended December 31, 2024 because certain performance goals were not fully achieved.
Equity Compensation
We have three stockholder-approved equity compensation plans: the 2009 Stock Option Plan, Second Amended and Restated 2014 Equity Incentive Plan and the 2018 Stock Incentive Plan (the “Plans”), which are further described below. We also have an inducement plan, which is further explained below.
We have historically granted stock option awards to named executive officers when they commenced employment with us and have from time to time thereafter made additional grants as, and when, our Board of Directors determined appropriate to recruit, retain or reward particular named executive officers. Our stock option awards have an exercise price at least equal to the fair market value of our common stock on the date of grant and typically vest as to 25% of the underlying shares on the first anniversary of the date of grant and in equal monthly installments over the following 36 months, subject to the holder’s continued employment with us and potential accelerated vesting in certain circumstances, including as described below for our named executive officers in the section titled “Employment Agreements.” Our stock option awards may be intended to qualify as incentive stock options (ISOs) under the Internal Revenue Code.
On December 8, 2020, the Board adopted, subject to stockholder approval, the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “Restated Plan”), which amended and restated the Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “Incentive Plan”). On May 19, 2023, the Board adopted, subject to stockholder approval, the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “Third Restated Plan”). At the 2023 annual meeting of stockholders held on July 14, 2023, the stockholders approved the Third Restated Plan, which amended and restated the Restated Plan to increase the total amount of shares authorized for issuance thereunder. The Third Restated Plan is identical to the Restated Plan in all material respects, except, the number of shares of Common Stock authorized for issuance under the Third Restated Plan increased from 4,165,535 to 6,565,535. As of December 31, 2024, there were 2,301,167 shares available for grant under the Third Restated Plan. Our Board approved an amendment to the Third Restated Plan, subject to stockholder approval, to increase the share reserve under the Third Restated Plan to 9,709,584 shares.
Pursuant to the terms of the Plans, stock options have a term of ten years from the date of grant or such shorter term as may be provided in the option agreement. Unless specified otherwise in an individual option agreement, ISOs generally vest over a four-year term and non-qualified stock options generally vest over a one to five year term. Unless terminated by the Board, the Plans shall continue to remain effective for a term of ten years or until such time as no further awards may be granted and all awards granted under the Plans are no longer outstanding.
On June 17, 2019, our Board adopted the 2019 Inducement Plan (the “Inducement Plan”). The Inducement Plan provides for the grant of non-qualified stock options. The Inducement Plan was recommended for approval by the Compensation Committee of the Board and subsequently approved and adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. On December 8, 2020, our Board amended the Inducement Plan solely to increase the total number of shares of Common Stock reserved for issuance under the Inducement Plan from 200,000 shares to 500,000 shares. On May 17, 2022, the Inducement Plan was amended to increase the total number of shares of Common Stock reserved for issuance under the Inducement Plan by 600,000 shares. On January 22, 2024, the Inducement Plan was further amended to increase the total number of shares of Common Stock reserved for issuance thereunder from 1,100,000 shares to 2,100,000 shares. The Inducement Plan is administered by the Compensation Committee of the Board. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, non-qualified stock options under the Inducement Plan may only be made to an employee who has not previously been an employee or member of the Board (or any parent or subsidiary of the Company), or following a bona fide period of non-employment by the Company (or a parent or subsidiary of the Company), if he or she is granted such non-qualified stock options in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary. As of December 31, 2024, there were 962,407 shares available for grant under the Inducement Plan.

Retirement, Health, Welfare and Additional Benefits
Our executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending accounts, short- and long-term disability and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We provide no perquisites or other personal benefits to the named executive officers that are not available to all full-time employees of the Company.
We sponsor a 401(k) defined contribution plan in which our full-time employees may participate, subject to limits imposed by the Internal Revenue Code of 1986, as amended, to the same extent as our other full-time employees. Currently, we match 100% of each our employees’ contributions up to 3% of their salary and 50% of each employees’ contribution between 3% and 5% of their salary for a maximum contribution of 4% of the applicable employee’s salary. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.
Employment Agreements
PDS Biotech is a party to employment agreements with each of (i) Dr. Bedu-Addo, effective October 11, 2018, and as amended and restated on March 14, 2022, (ii) Dr. Shepard, M.D., effective January 22, 2024 and (iii) Mr. Toutain, effective as of May 1, 2024.
The initial base salary and target bonus for each executive under their respective employment agreements as effective in 2024 are as follows:

Executive	Base Salary	Target Bonus
Frank Bedu-Addo, Ph.D.	$597,400	Up to 55% of Base Salary
Kirk Shepard, M.D.	$450,000	Up to 40% of Base Salary
Stephan Toutain	$450,000	Up to 40% of Base Salary

If PDS Biotech terminates Dr. Bedu-Addo’s employment without Cause, he resigns for Good Reason (each as defined in the employment agreement), or Dr. Bedu-Addo’s employment is terminated due to his death, Dr. Bedu-Addo will be entitled to receive accrued benefits including accrued but unpaid salary and bonus, unreimbursed business expenses, and benefits owed under any qualified retirement plan or health and welfare benefit plan (the “Accrued Obligations”), and the following severance benefits: (i) his base salary for twenty-four (24) months; (ii) bonus equal to the greater of (A) the bonus paid in the prior performance year and (B) the bonus that Dr. Bedu-Addo would have earned, for the performance year in which the termination occurs, on a prorated basis through the date which he continued to provide services; (iii) outstanding equity as of the date of the termination will become 100% vested and outstanding options will remain exercisable until the earliest of (A) 18 months following the termination date, (B) the original 10-year expiration date for the options, and (C) termination of the equity plan; (iv) benefits continuation for twenty-four (24) months, paid as supplemental cash compensation in an amount equal to 1.3 times each payment of the expenses paid by Dr. Bedu-Addo for welfare benefit coverage, and (v) in the event of a termination without Cause or if Dr. Bedu-Addo resigns for Good Reason within ninety (90) days before and twenty-four (24) months following the effective date of a Change in Control (as defined in the employment agreement) (the “Protection Period”), instead of the bonus referenced in clause (ii) above, Dr. Bedu-Addo will receive a bonus equal to his annual performance-based cash bonus. If Dr. Bedu-Addo’s employment is terminated for Cause, based on his Disability (as defined in the employment agreement), or he resigns for any reason other than for Good Reason, he will only receive the Accrued Obligations.

If PDS Biotech terminates the employment of Dr. Shepard or Mr. Toutain without Cause or he resigns for Good Reason (each as defined in the employment agreement), he will be entitled to receive the Accrued Obligations and the following severance benefits: (i) base salary for twelve (12) months; (ii) benefits continuation for twelve (12) months, and (iii) if terminated during the Protection Period, in addition to the base salary and benefits continuation, the executive will also receive a bonus equal to his target bonus, and any outstanding equity as of the closing of a change in control will become 100% vested if the executive’s outstanding equity is assumed or continued by the surviving entity.
If PDS Biotech terminates the employment of Mr. Toutain without Cause or he resigns for Good Reason, he will be entitled to receive the Accrued Obligations and the following severance benefits: (i) base salary for twelve (12) months; (ii) benefits continuation for twelve (12) months, and (iii) if terminated during the Protection Period, the executive will also receive a bonus equal to their target bonus, and any outstanding equity as of the closing of a Change in Control will become 100% vested if the executive’s outstanding equity is assumed or continued by the surviving entity.
In addition, each of the employment agreements for Dr. Bedu-Addo, Dr. Shepard and Mr. Toutain (i) provide that the executive may be eligible for certain grants of equity awards of common stock of PDS Biotech subject to vesting and other terms and conditions of PDS Biotech’s equity plans and an award agreement, subject to approval of the compensation committee, (ii) provide that if any payment or distribution would be nondeductible by PDS for federal income tax purposes because of Section 280G of the Internal Revenue Code, PDS Biotech shall reduce the aggregate present value of the payment only if reducing the payment will provide the executive with a greater net after-tax amount, (iii) provide for certain confidentiality, intellectual property, cooperation, non-competition, non-solicitation and non-disparagement undertakings, and (iii) require the execution and non-revocation of a general release of claims in favor of PDS Biotech as a condition to receipt of severance benefits.
Outstanding Equity Awards at Year-End
The table below sets forth the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2024. We have omitted the “Stock Awards” columns because our named executive officers did not have any stock awards outstanding at 2024 year-end.

	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Grant Date	Expiration Date
Frank Bedu-Addo, Ph.D.		300,000	$5.87	02/28/2024	02/28/2034
	184,644	200,656	$11.61	01/05/2023	01/05/2033
	212,544	78,956	$6.28	01/19/2022	01/19/2022
	707,800	—	$2.43	12/08/2020	12/08/2030
	125,000	—	$1.45	06/23/2020	06/23/2030
	100,000	—	$5.99	06/28/2019	06/28/2029
	53,173	—	$9.04	03/14/2019	03/14/2029
	179,486	—	$9.04	03/14/2019	03/14/2029
Kirk Shepard, M.D.	—	200,000	$4.49	01/22/2024	01/22/2034
Stephan Toutain	—	200,000	$3.61	05/24/2024	05/24/2034

(1)
Except as otherwise noted, options vest with respect to one-fourth of the underlying shares on the first anniversary of the grant date and in equal installments of 1⁄36 of the underlying shares on each monthly anniversary of the grant date thereafter for the subsequent 36 months.

Pay Versus Performance Disclosure
The following table sets forth information regarding the compensation actually paid to our Chief Executive Officer and our other named executive officers compared to certain performance measures for the years ended December 31, 2024, 2023 and 2022.
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our Compensation Committee views the link between company performance and our named executive officers’ pay. As a clinical-stage biotech company, our executive compensation program does not utilize the Company’s financial results as the primary indicator to determine executive compensation. We believe that the creation of sustainable long-term stockholder value depends on our ability to successfully advance our pipeline, and ultimately, bring those product candidates to market. Consequently, our Compensation Committee has designed our executive compensation program to incentivize our executive officers to create that value through the discovery and development of a robust and attractive pipeline of drug candidates. In determining the amount of the annual incentive award for each of our executive officers, including each of our named executive officers, the Compensation Committee evaluated the corporate performance objectives that had been established at the beginning of the calendar year as well as other corporate and individual achievements and performance throughout the year. These performance objectives included clinical milestones for our lead product candidates, research and development milestones for our early-stage drug candidates and other business objectives. Additionally, grants of equity awards, primarily stock options, to our executive officers are intended to incentivize future value creation and to align the long-term interests of our executive officers with shareholders. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
The “Compensation Actually Paid”, which is presented in the table below, is defined by the SEC and does not reflect amounts actually paid, earned or received by our named executive officers. A significant portion of the “Compensation Actually Paid” amounts shown relate to changes in values of unvested awards over the course of the applicable reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our share price. The ultimate values actually realized by our named executive officers from unvested equity awards, if any, cannot be determined until the awards fully vest and are exercised or settled, as the case may be.

Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for non-PEO NEOs(1)(2)	Average Compensation Actually Paid to non-PEO NEOs(3)	Total Shareholder Return(4)	Net (Loss)
2024	$2,263,569	($217,793)	$1,132,692	$692,692	$20.12	($37,610,384)
2023	$5,011,234	($2,385,190)	$1,810,005	($584,425)	$61.36	($42,942,000)
2022	$2,302,548	$5,453,499	$756,421	$1,422,285	$162.96	($40,854,855)

(1)
For each year shown, the principal executive officer (“PEO”) was Dr. Bedu-Addo, our Chief Executive Officer. For 2024, the other Named Executive Officers (“NEOs”) were Dr. Shepard and Mr. Toutain. For 2023, the other Named Executive Officers (“NEOs”) were Dr. Wood, Mr. Hill and Dr. Conn. For 2022, the other NEOs were Dr. Wood and Mr. Hill.

(2)
The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) above. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)
“Compensation Actually Paid” is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Option Awards” column of the SCT for each year from the “Total” column of the SCT and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year; and (vi) adding the value of any dividends (or dividend equivalents) paid in the reporting year on unvested equity awards and the value of accrued dividends (or dividend equivalents) paid on performance awards that vested in the reporting year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(4)	The cumulative total shareholder return (“TSR”) is based on a fixed $100 investment made on December 31, 2021.

The following tables reflect the adjustments made to SCT total compensation to compute “Compensation Actually Paid” for our PEO and average for our other NEOs.

PEO	SCT Total Comp	Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Equals Compensation Actually Paid
2024	$2,263,569	($1,647,000)	$408,000	($848,092)	$0	($394,271)	($217,793)
2023	$5,011,234	($4,157,387)	$1,672,202	($2,684,272)	$0	($2,226,967)	($2,385,190)
2022	$2,302,548	($1,448,448)	$3,130,069	$2,025,694	$0	($556,364)	$5,453,499

Other NEOs (Average)	SCT Total Comp	Grant Date Fair Value of Equity Awards Granted in Fiscal Year	Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	Equals Compensation Actually Paid
2024	$1,132,692	($720,000)	$280,000	$0	$0	$0	$0	$692,692
2023	$1,810,005	($1,471,756)	$358,773	($500,342)	$0	($472,914)	($308,191)	($584,425)
2022	$756,421	($220,125)	$475,685	$577,046	$0	($166,741)	$0	$1,422,285

Compensation Actually Paid and Cumulative Total Shareholder Return
The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our cumulative total shareholder return for the fiscal years ended December 31, 2024, 2023 and 2022. Total Shareholder Return amounts reported in the graph assume an initial fixed investment of $100 on December 31, 2021.

Compensation Actually Paid and Net Loss
The graph below compares the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with our net loss for the fiscal years ended December 31, 2024, 2023 and 2022.

CAP vs. NET LOSS
$(41M)
$(43M)
$(38M)
$5.5M
$1.4M
$0.7M
2022
2023
2024
$(0.6M)
$(0.2M)
$(2.4M)
Compensation Actually Paid (PEO)
Avg. Compensation Actually Paid (non-PEO NEOs)
Net Loss (millions)

Item 402(x) of Regulation S-K
We are providing information regarding our procedures related to the grant of stock options close in time to the release of material non-public information. It is our policy that neither our Board nor our compensation committee takes material non-public information into account when determining the timing of equity awards, nor do we time the disclosure of material non-public information for the purpose of impacting the value of executive compensation. During fiscal 2024, there were no stock option or stock appreciation right awards granted to any named executive officers within four business days preceding, or one business day after, the filing of any report on Forms 10-K, 10-Q, or 8-K that disclosed material nonpublic information.
Director Compensation
Director Compensation Policy
In June 2019, we adopted a director compensation policy. The director compensation policy was amended in April 2025, as described below, following a review of the program by our Compensation Committee in consultation with our independent compensation consultant. Pursuant to the policy, the annual cash retainer for non-employee directors is $40,000 and the annual cash retainer for the chair of the board of directors is $70,000. This director compensation remained unchanged in 2024. Annual retainers for committee membership are as follows:

Committee	Annual Retainer
Audit Committee Chairperson	$18,500
Audit Committee Member	$8,000
Compensation Committee Chairperson	$15,000
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Chairperson	$8,000
Nominating and Corporate Governance Committee Member	$4,000

These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board of directors and any committee of the board of directors on which they serve and in connection with other business related to the board of directors. Directors may also be reimbursed for reasonable out-of-pocket business expenses authorized by the board of directors or a committee that are incurred in connection with attending conferences or meetings with management in accordance with a travel policy, as may be in effect from time to time.
In addition to the above fees, the board of directors may determine that additional committee fees are appropriate and should be payable for any newly created committee of the board of directors.
In addition, pursuant to the changes made to our director compensation policy in April 2025, starting with fiscal year 2025, we grant new non-employee directors upon their initial election to the board of directors, an option to purchase 22,700 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of grant. Each of these options has a term of 10 years from the date of the award and 1/3 of these options vest on each of the first, second and third anniversaries of the date of grant, subject to the non-employee director’s continued service as a director. This vesting accelerates as to 100% of the shares upon a change in control of the Company.
Further, pursuant to the changes made to our director compensation policy in April 2025, starting with the Annual Meeting, on the dates of each of our annual meetings of stockholders, each non-employee director that has served on our board of directors for at least six months automatically receives an option to purchase 22,700 shares of our common stock at an exercise price equal to the closing price of our common stock on the date of the grant and each non-employee director that has served on our board of directors for less than six months shall receive a pro rata share of such options. Each of these options has a term of 10 years from the date of the award and these options will vest in full on the first anniversary of the date of grant, subject to the non-employee director’s continued service as a director, with 100% acceleration of vesting upon a change in control of the Company.

The table below summarizes the compensation paid by PDS Biotech to each non-employee director for the year ended December 31, 2024:

Name	Fees Earned Or Paid in Cash $	Option Awards $(1)	Total $
Gregory Freitag, J.D., CPA(2)	62,500	21,074(2)	83,574
Sir Richard Sykes(3)	51,500	21,074(3)	72,574
Stephen Glover(4)	93,000	21,074(4)	114,074
Kamil Ali-Jackson, Esq.(5)	63,500	21,074(5)	84,574
Ilian Iliev, Ph.D.(6)	40,000	21,072(6)	61,072
Otis Brawley, M.D.(7)	40,000	21,074(7)	61,072

(1)
The amounts shown in this column do not reflect actual compensation received by our directors. The amounts reflect the grant date fair value of option awards and are calculated in accordance with the provisions of FASB Accounting Standards Codification Topic 718 Compensation - Stock Compensation and assume no forfeiture rate derived in the calculation of the grant date fair value of these awards. Assumptions used in calculating the value of these awards are included in Note 8, “Stock-Based Compensation” in the notes to the Company’s financial statements included in our most recent Annual Report on Form 10-K. The director will only realize compensation to the extent the trading price of PDS Biotech’s common stock is greater than the exercise price of such stock options at the time such options are exercised.

(2)	Mr. Freitag was appointed as a director of our Board on March 15, 2019. Mr. Freitag held an aggregate of 82,867 option awards as of December 31, 2024.
(3)
Sir Richard Sykes was appointed as director of our Board on March 15, 2019. Sir Richard Sykes held an aggregate of 80,474 option awards as of December 31, 2024. As of the date of the Annual Meeting, Sir Richard Sykes will no longer serve as a director of our Board.

(4)	Mr. Glover was appointed to our Board on April 2, 2019. Mr. Glover held an aggregate of 54,000 option awards as of December 31, 2024.
(5)	Ms. Ali-Jackson was appointed to our Board on February 21, 2020. Ms. Ali-Jackson held an aggregate of 48,033 option awards as of December 31, 2024.
(6)	Dr. Iliev was appointed to our Board on April 8, 2020. Dr. Iliev held an aggregate of 42,374 option awards as of December 31, 2024.
(7)	Dr. Brawley was appointed to our Board on November 3, 2020. Dr. Brawley held an aggregate of 45,000 option awards as of December 31, 2024.
Narrative to Director Compensation Table
All cash and option awards described in the above table were paid to the Company’s non-employee directors pursuant to the Company’s director compensation policy for non-employee directors, as described in detail above under the heading “Director Compensation.”
Commitment to Corporate Responsibility
PDS Biotech’s corporate responsibility is fundamental to our long-term success. It is also now more than ever important to our stakeholders. We have a commitment to environmental, social and governance (“ESG”) issues.
Environmental Factors: As we continue to expand our operations, we have initiated certain projects to begin tracking our environmental impact, and where feasible, have taken measures to increase our sustainability efforts. Some of our efforts include our commitment to reduce, reuse or recycle where possible or appropriate.
Social Factors: Our future performance depends significantly upon the continued service of our key employees and personnel and our continued ability to attract and retain highly skilled employees. We provide our employees with competitive salaries and bonuses, opportunities for equity ownership, development programs that enable continued learning and growth and a robust employment package that promotes well-being across all aspects of their lives. In addition to salaries, these programs include potential annual discretionary bonuses, stock awards, a 401(k) plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, and flexible work schedules, among other benefits. We may take further actions, in compliance with all appropriate government regulations, that we determine to be in the best interest of our employees.
Providing a Positive Working Environment For Our People: Managing our people responsibly and respectfully is critical to the ongoing success of our business. We promote safety, health, and wellbeing in the workplace. We strive to equip our people with the right skills to perform their roles, and we provide development initiatives and opportunity for our staff. We recognize their contributions to our business success in a diverse and inclusive environment in which each team member plays a unique and vital role.

Ethics and Corporate Governance: We aspire to maintain the highest ethical standards. All of our employees are required to adhere to our Code of Conduct and Ethics, which provides, among other things, that all of our employees, officers and directors must (i) be truthful and honest both internally and in our business dealings with each other, and (ii) make all decisions responsibly, constructively and equitably without bias as to race, color creed, religion, national origin, sex, marital status, age, veteran’s status or membership in any other protected class or receipt of public assistance.
We will continue to focus on ESG issues during 2025.
INSIDER TRADING POLICY
We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities by us and our directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations. Our insider trading policy states, among other things, that we and our directors, officers, and employees are prohibited from trading in such securities while in possession of material, nonpublic information. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy filed as an exhibit to our 2024 Annual Report.
ANTI-HEDGING/ANTI-PLEDGING POLICY
We have adopted an insider trading policy and procedures governing the purchase, sale and/or other dispositions of our securities by our directors, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the registrant.
Pursuant to our insider trading policy, our employees, executive officers and directors may not (a) hold our securities in a margin account, (b) pledge our securities as collateral for a loan or (c) enter into hedging or monetization transactions or similar arrangements with respect to our securities, in each case without the advance approval of our compliance officer.

SECURITY OWNERSHIP OFCERTAIN BENEFICIAL OWNERS ANDMANAGEMENT
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.
The following table sets forth information with respect to the beneficial ownership of our common stock as of April 17, 2025, or the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock (our only classes of voting securities), (ii) each of our directors and executive officers, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PDS Biotechnology Corporation, 303A College Road East, Princeton, NJ 08540.

	Beneficial Ownership
Name of Beneficial Owner	Shares	%(1)
Greater than 5% Stockholders:
Frank Bedu-Addo, Ph.D.(2)	2,425,777	5.3%
PDS Biotech Named Executive Officers and Directors:
Frank Bedu-Addo, Ph.D.(2)	2,425,777	5.3%
Kirk Shepard, M.D.(3)	66,667	*
Stephan Toutain(4)	54,167	*
Gregory L. Conn, Ph.D.(5)	588,960	1.3%
Lars Boesgaard(6)	75,000	*
Spencer Brown(7)	142,325	*
Sir Richard Sykes(8)	490,108	1.1%
Gregory Freitag(9)	117,431	*
Stephen Glover(10)	123,851	*
Kamil Ali-Jackson, Esq.(11)	50,797	*
Ilian Iliev, Ph.D.(12)	33,374	*
Otis Brawley, M.D.(13)	36,000	*
All current executive officers and directors as a group (12 persons)	4,204,457	9.2%

*	Less than 1%
(1)
Percentage ownership is based on 45,672,851 shares of common stock outstanding as of the Record Date, together with securities exercisable or convertible into shares of common stock as of the Record Date, for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)	Includes 690,866 shares of common stock and 1,734,911 shares subject to outstanding options exercisable within 60 days of the Record Date.
(3)	Includes 0 shares of common stock and 66,667 shares subject to outstanding options exercisable within 60 days of the Record Date.
(4)	Includes 0 shares of common stock and 54,167 shares subject to outstanding options exercisable within 60 days of the Record Date.
(5)	Includes 123,589 shares of common stock and 465,371 shares subject to outstanding options exercisable within 60 days of the Record Date.
(6)	Includes 0 shares of common stock and 75,000 shares subject to outstanding options exercisable within 60 days of the Record Date.
(7)	Includes 0 shares of common stock and 142,325 shares subject to outstanding options exercisable within 60 days of the Record Date.
(8)	Includes 445,108 shares of common stock and 45,000 shares subject to outstanding options exercisable within 60 days of the Record Date.

(9)	Includes 61,213 shares of common stock and 56,218 shares subject to outstanding options exercisable within 60 days of the Record Date.
(10)	Includes 78,851 shares of common stock and 45,000 shares subject to outstanding options exercisable within 60 days of the Record Date.
(11)	Includes 11,764 shares of common stock and 39,033 shares subject to outstanding options exercisable within 60 days of the Record Date.
(12)	Includes 0 shares of common stock and 33,374 shares subject to outstanding options exercisable within 60 days of the Record Date.
(13)	Includes 0 shares of common stock and 36,000 shares subject to outstanding options exercisable within 60 days of the Record Date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION
PLANS AS OF DECEMBER 31, 2024
The following table contains information about our equity compensation plans as of December 31, 2024.

	(A)	(B)	(C)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of Securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	4,298,263	$6.43	2,301,167
Equity compensation plans not approved by security holders	1,074,800(1)	$4.65	962,407
Total	5,373,063	$6.08	3,263,574

(1)
This reflects options issued pursuant to the PDS Biotechnology 2019 Inducement Plan, as amended, together with options issued by privately held PDS Biotechnology Corporation (“Private PDS Biotech”) outside of an equity compensation plan prior to the consummation of the reverse merger with the Private PDS Biotech, pursuant to and in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of November 23, 2018, as amended on January 24, 2019, by and among the Company, Echos Merger Sub, a wholly-owned subsidiary of Edge Therapeutics, Inc. (“Merger Sub”), and Private PDS Biotech, whereby Private PDS Biotech merged with and into Merger Sub, with Private PDS Biotech surviving as the Company’s wholly owned subsidiary (the “Merger”). In connection with and immediately following completion of the Merger, Edge Therapeutics, Inc. changed its name to PDS Biotechnology Corporation, and Private PDS Biotech changed its name to PDS Biotech Operating Corporation.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Other than employment agreements with our named executive officers and other payments made to our named executive officers, all as described below under the section entitled “Executive Compensation,” and compensation paid to directors as described above in the section titled “Director Compensation,” there were no transactions since January 1, 2024 or any currently proposed transactions, to which PDS has been a participant, in which:
•	the amounts exceeded or will exceed the lesser of $120,000 and 1% of the average of PDS Biotech’s total assets at year-end for the fiscal years ended December 31, 2024 and 2023; and
•
any of the directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Our Audit Committee is charged with the responsibility of reviewing and approving all related person transactions (as defined in SEC regulations), and periodically reassessing any related person transaction entered into by PDS Biotech to ensure continued appropriateness. This responsibility is set forth in our Audit Committee charter. A related party transaction will only be approved if the members of the Audit Committee determine that the transaction is in the best interests of PDS Biotech. If a director is involved in the transaction, he or she will recuse himself or herself from all decisions regarding the transaction. In addition, the Audit Committee will review these transactions under our Code of Conduct, which governs conflicts of interests, among other matters, and is applicable to our employees, officers and directors.

PROPOSAL 2

APPROVAL OF THE AMENDMENT OF THE THIRD AMENDED AND RESTATED PDS BIOTECHNOLOGY CORPORATION 2014 EQUITY INCENTIVE PLAN
General
At the Annual Meeting, our stockholders will be asked to approve an amendment of the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Inventive Plan (the “Restated Plan,” and as amended, the “Amended Restated Plan”) to increase the total amount of shares authorized for issuance thereunder. The Restated Plan was initially adopted by the Board on May 19, 2023 (the “Effective Date”) and approved by the stockholders on July 14, 2023. See below, under the heading “Shares Available Under the Amended Restated Plan”, for a further description of the increase to the authorized share pool under the Amended Restated Plan.
In order to be able to attract and retain employees, directors and consultants, it is essential that PDS Biotech is able to continue to offer a competitive equity compensation program. Contingent on stockholder approval, the Board has approved the amendment of the Restated Plan, which authorizes an additional 3,144,049 shares for issuance under the Restated Plan to increase the aggregate number of shares issuable under the Restated Plan from 6,565,535 shares to 9,709,584 shares.
Stockholder approval of the share increase to our Restated Plan is required (i) for purposes of complying with the stockholder approval requirements for listing our shares on the Nasdaq, and (ii) to comply with the incentive stock options rules under Section 422 of the Code. Copies of the amendment to the Restated Plan and the Restated Plan are provided in Appendix A. In the event of any inconsistency between the summary of the Amended Restated Plan contained herein and the Restated Plan and written amendment, the Restated Plan and written amendment will control.
Basis for Board of Directors’ Adoption of the Amendment of the Restated Plan
Prior to adopting the amendment of the Restated Plan, the Board and the Compensation Committee of the Board (the “Compensation Committee”), considered the various aspects of the Restated Plan, including the number of shares to be authorized under the Amended Restated Plan, the cost of issuing additional shares, the impact of share dilution on PDS Biotech’s existing stockholders and the central role of equity-based incentive compensation in our executive compensation program. The Board’s purposes in adopting the amendment of the Restated Plan are to ensure the longevity, effectiveness and administrative flexibility of the long-term equity incentive component of our executive compensation program. The Board and the Compensation Committee believe that it is essential to increase the number of shares that we may issue under our equity compensation program in order retain and reward our executive officers and key employees. If the amendment of the Restated Plan is not approved by stockholders, we will not have the flexibility to grant equity-based incentive compensation at levels that the Board and the Compensation Committee believe to be critical to attracting, retaining and motivating our service providers and to reward them for their contributions to our success and the growth in value of our stock.
Based on the foregoing considerations, the Board and the Compensation Committee concluded that it is in the best interests of PDS Biotech and its stockholders for its stockholders to approve the amendment of the Restated Plan. The Board and the Compensation Committee determined that the costs to PDS Biotech’s stockholders of approving the amendment of the Restated Plan would be outweighed by the benefits to be achieved by appropriately compensated and motivated employees, directors and consultants. If the amendment of the Restated Plan is approved, the Board and the Compensation Committee will continue to monitor and evaluate the benefits and risks to the company and its stockholders in granting the shares available for issuance under the Amended Restated Plan.
Information Regarding Overhang and Dilution
We considered both our total equity “overhang” and our historical and projected annual “burn rate” in developing our share increase to the Restated Plan and analyzing the impact of using equity as a means of compensation on our stockholders. Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future awards and (c) the number of shares outstanding. As of the Record Date, there were 5,373,063 shares of common stock underlying all equity awards outstanding, 3,263,574 shares of common stock available for future awards, and the number of shares of common stock outstanding as of the Record Date was 45,672,851 shares, or 54,309,488 shares when equity awards outstanding and shares available for grant are included. Accordingly, our overhang under the Restated Plan as of the Record Date was 16%. If the additional shares of common stock proposed to be authorized for grant under the amendment of the Restated Plan are included in the calculation, our overhang on the Record Date, would be 21%.
The following table sets forth information regarding awards granted under all equity incentive plans during 2022, 2023 and 2024 (through December 31, 2024), the burn rate for each such year and the average burn rate over such period, in each case, for stock-settled awards. A company’s “burn rate” is a measure of the speed at which the company uses shares available for grant under the company’s equity compensation plans, and shows the potential dilutive effect of equity grants on the company’s outstanding equity over the course of a year. The burn rate provides a measure of the potential dilutive impact of our Restated Plan which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding.

Calendar Year	Awards Granted	Weighted Average of Number of Shares of Common Stock Outstanding	Burn Rate
2024	1,199,648	36,452,707	3%
2023	1,414,000	30,952,060	5%
2022	1,595,005	28,599,988	6%
Three Year Average Burn Rate	1,403,218	32,001,3294	4%

Summary of the Amended Restated Plan
The Amended Restated Plan includes a number of features that will reinforce the alignment between the interests of participants in the Amended Restated Plan and those of the company’s stockholders. These provisions include, but are not limited to, the following:
No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
No Repricing, Replacement or Buy Back without Stockholder Approval. PDS Biotech may not reprice, replace or buy back any Award, including an underwater stock option or SAR, without stockholder approval.
No Evergreen Provision. The Amended Restated Plan does not contain an “evergreen” feature that automatically increases the number of shares available for issuance pursuant to awards. Therefore, PDS Biotech must obtain stockholder approval each time it desires to authorize additional shares for awards.
No Liberal Share Recycling. Any shares tendered in payment of an exercise price or the tax liability with respect to an award, including shares withheld from any such award, will not be available for future awards under the Amended Restated Plan.
Non-Employee Director Limit. Under the Amended Restated Plan, the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Amended Restated Plan to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000 for an annual grant, provided however, in a non-employee director’s first year of service, compensation for services may not exceed $1,000,000. The Compensation Committee may make exceptions to these limits for individual non-employee directors only in extraordinary circumstances.
Recoupment. Awards granted under the Amended Restated Plan (and all shares acquired thereunder) are subject to mandatory repayment and clawback pursuant to the terms of PDS Biotech’s corporate governance guidelines, and as may otherwise be required under any federal or state laws or the listing requirements of any applicable securities exchange.
No Transferability. No Award may be transferred, assigned, pledged or encumbered by a participant to any third party except pursuant to the laws of descent and distribution or as approved by the Compensation Committee for estate planning or charitable purposes.

No Automatic Grants. The Amended Restated Plan does not provide for “reload” or other automatic grants to participants.
No Tax Gross-Ups. The Amended Restated Plan does not provide for any tax gross-ups to participants.
General
Under the Amended Restated Plan, PDS Biotech may grant awards, or Awards, with respect to its common stock to employees and consultants of the company and its subsidiaries, as well as non-employee members of any board of directors or board of managers of the company or of its subsidiaries. Awards may consist of restricted stock, restricted stock units, or PDS RSUs, stock options, stock appreciation rights, or SARs, and other stock-based awards. Each Award will be governed by the provisions of the Amended Restated Plan and the applicable Award agreement. The Amended Restated Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974, as amended. The Amended Restated Plan will become effective subject to its approval by PDS Biotech’s stockholders.
Purpose
The general purpose of the Amended Restated Plan is to provide an effective method of compensating employees and consultants, non-employee directors of the company and its subsidiaries and non-employee directors of the board of directors of the company, and to align the interests of these individuals with those of the company’s stockholders. The Amended Restated Plan will accomplish these goals by allowing eligible employees, consultants and non-employee directors of the company and its subsidiaries to receive Awards.
Administration
The Amended Restated Plan is administered by the Compensation Committee, which has the power to: (i) select the employees, consultants and non-employee directors who will receive Awards pursuant to the Amended Restated Plan; (ii) determine the type or types of Awards to be granted to each participant; (iii) determine the number of shares of common stock to which an Award will relate, the terms and conditions of any Award granted under the Amended Restated Plan, and all other matters to be determined in connection with an Award; (iv) determine the exercise price or purchase price (if any) of an Award; (v) determine whether, to what extent, and under what circumstances an Award may be cancelled, forfeited, or surrendered; (vi) determine whether performance goals to which an Award is subject are satisfied; (vii) correct any defect or supply any omission or reconcile any inconsistency in the Amended Restated Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Amended Restated Plan as it may deem necessary or advisable; and (viii) construe and interpret the Amended Restated Plan and make all other determinations as it may deem necessary or advisable for the administration of the Amended Restated Plan. The Compensation Committee may delegate some or all of its powers to any of PDS Biotech’s executive officers or any other person, other than its authority to grant Awards to certain individuals (such as board members and executive officers).
Eligibility
All of PDS Biotech’s employees and consultants, all employees and consultants of PDS Biotech’s subsidiaries, and all non-employee members of PDS Biotech’s board of directors and those of PDS Biotech’s subsidiaries are eligible to receive Awards under the Amended Restated Plan. As of the Record Date, PDS Biotech had 6 non-employee directors, 24 employees, and 23 consultants.
Shares Available Under the Amended Restated Plan
If the amendment of the Restated Plan is approved, the number of shares that will be available for grant pursuant to Awards under the Amended Restated Plan will be an amount equal to the sum of (the “Share Pool”): (i) 4,165,535, which was the total number of shares authorized for issuance under the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan upon adoption of the Restated Plan, plus (ii) 2,400,000 shares, which reflects the additional shares authorized by the Board under the Restated Plan as of the Effective Date, plus (iii) 3,144,049 shares, which reflects the additional shares authorized by the Board pursuant to the amendment being presented to the stockholders for approval. The Share Pool shall be reduced by one share for each share of common stock made subject to an award granted under the Amended Restated Plan. If any shares subject to an award under the Amended Restated Plan are forfeited or such award otherwise terminates, expires or is settled for any reason whatsoever without an actual distribution of shares to the participant, any shares counted against the number of shares available for issuance pursuant to the Amended Restated Plan with respect to such award shall, to the extent of any such forfeiture, settlement, expiration, or termination, again be available for awards under the Share Pool; provided, however, that any shares tendered by a participant in payment of an exercise price for an award or the tax liability with respect to an award, including shares withheld from any such award, shall not be available for future awards under the Amended Restated Plan. Shares awarded under the Amended Restated Plan may be reserved or made available from our authorized and unissued common stock or from common stock reacquired and held in our treasury. Any shares of common stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for awards under the Amended Restated Plan.
The maximum number of shares that may be granted through the exercise of incentive stock options is 11,000,000 shares. In addition, under the Amended Restated Plan, the sum of any cash compensation and the grant date fair value of Awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $500,000 for an annual grant, provided, however, in a non-employee director’s first year of service, compensation for services may not exceed $1,000,000. The Compensation Committee may make exceptions to these limits for individual non-employee directors only in extraordinary circumstances.
Awards - Generally
Awards may be granted on the terms and conditions described below. In addition, the Compensation Committee may impose on any Award or the settlement or exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Amended Restated Plan, as the Compensation Committee may determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of service of the participant. The right of a participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance goals as may be determined by the Compensation Committee. Each Award will be evidenced by an Award agreement that will include additional terms and conditions that may be applicable to such Award.
Awards - Performance Goals
In the discretion of the Compensation Committee, any Award may be granted subject to performance goals that must be met by the end of a certain specified performance period. Performance goals may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within PDS Biotech or any subsidiary in which the participant is employed. Performance goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Performance goals may, without limitation, be based on the following: specified levels of or increases in return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation, including but not limited to entering into, substantially completing, or receiving payments under, relating to, or deriving from a joint development agreement, licensing agreement, or similar agreement; customer or employee satisfaction; individual objectives; operating efficiency; regulatory body approvals for commercialization of products; implementation or completion of critical projects or related milestones (including, without limitation, milestones such as clinical trial enrollment targets, commencement of phases of clinical trials and completion of phases of clinical trials); partnering or similar transactions; any combination of any of the foregoing criteria; or any other metric as determined by the Compensation Committee.

Awards - Types of Awards
Restricted Stock. In a restricted stock award, a participant receives a grant of shares of common stock that are subject to certain restrictions, including forfeiture of such stock upon the happening of certain events. Unless otherwise provided in an award agreement, during the restriction period, holders of restricted stock will have all the rights of a stockholder with respect to the restricted stock, including, without limitation, the right to receive dividends (whether in cash or additional shares of common stock) and to vote shares of restricted stock, provided that any dividends declared on restricted stock shall be subject to the same restrictions as the underlying restricted stock and any cash dividends shall be held by PDS Biotech and released to the participant upon the vesting of the underlying restricted stock.
Restricted Stock Units. A PDS RSU is a grant of the right to receive a payment in PDS Biotech’s common stock or cash, or in a combination thereof, equal to the fair market value of a share of PDS Biotech’s common stock on the expiration of the applicable restriction period or periods. During such period or periods, the participant will generally have no rights as a stockholder with respect to any such shares. However, the Compensation Committee may provide in an Award that amounts equal to any dividends declared during the restriction period will be credited to the participant’s account and deemed to be reinvested in additional PDS RSUs that will be subject to the same forfeiture restriction as the PDS RSUs to which the dividend equivalent payment relates.
Stock Options. Stock options granted under the Amended Restated Plan may be either ISOs or non-qualified options. The exercise price of an option shall be determined by the Compensation Committee, but must be at least 100% of the fair market value of PDS Biotech’s common stock on the date of the grant. As of the Record Date, fair market value of a share of PDS Biotech common stock, determined by the last reported sale price per share of common stock on that date was $1.08. If the participant owns, directly or indirectly, shares constituting more than 10% of the total voting power of all classes of PDS Biotech’s stock or the stock of any subsidiary, the exercise price of an incentive stock option must be at least 110% of the fair market value of a share of common stock on the date the incentive stock option is granted. Each Award of an option shall specify the time or times at which the option may be exercised and any terms and conditions applicable to the option, including (i) a vesting schedule which may be based upon the passage of time, attainment of performance goals, or a combination thereof, (ii) whether the exercise price for an option shall be paid in cash, with shares of common stock, with a combination of cash and shares of common stock, or with other legal consideration, (iii) the methods of payment, which may include payment through cashless and net exercise arrangements, to the extent permitted by applicable law and (iv) the methods by which, and/or the time at which, common stock will be delivered or deemed to be delivered to a participant upon exercise of an option. The term of an option may not exceed ten years from the date of grant (or five years from the date of grant in the case of an incentive stock option granted to a participant who owns, directly or indirectly, shares constituting more than 10% of the total voting power of all classes of PDS Biotech’s stock or the stock of any subsidiary).
Stock Appreciation Rights. A grant of a SAR entitles the holder to receive, upon exercise of the SAR, the excess of the fair market value of one share of PDS Biotech’s common stock on the date of exercise over the grant price of the SAR as determined by the Compensation Committee. SARs will be settled either in cash, shares of common stock, or a combination of the foregoing. The grant price of a SAR may never be less than 100% of the fair market value of a share of common stock on the date of grant. The term of an SAR shall be no greater than ten years from the date of grant.
Other Stock-Based Awards. The Compensation Committee is authorized, subject to limitations under applicable law, to grant participants any type of Award that is payable in, or valued in whole or in part by reference to shares of PDS Biotech’s common stock, and that is deemed by the Compensation Committee to be consistent with the purposes of the Amended Restated Plan, including, without limitation, dividend equivalents, performance shares and performance units.
Change in Control and other Corporate Transactions
With respect to SARs and options outstanding on a change of control, the Compensation Committee in its discretion generally may (a) cancel any outstanding options or SARs in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the common stock underlying the unexercised portion of the option or SAR as of the date of the change in control over the exercise price or grant price; (b) terminate any option or SAR, effective immediately prior to the change in control, provided that the participant has an opportunity to exercise his or her Award within a specified period following a written notice of the change in control; (c) terminate any options or SARs if the applicable performance goals were not satisfied as of the change in control; (d) require the successor or acquiring company (or its parents or subsidiaries) to assume any outstanding option or SAR or to substitute options or SARs with Awards involving the common equity securities of an acquirer or successor on terms and conditions necessary to preserve the rights of participants, or (e) take such other actions as the Compensation Committee believes may be appropriate. With respect to Restricted Stock, PDS RSUs or other Awards, the Compensation Committee generally may (a) provide in an Award agreement that, upon the occurrence of a change in control, any vested Restricted Stock, PDS RSUs and other Awards shall become immediately vested and/or payable, provided that if such Awards constitute “non-qualified deferred compensation” (within the meaning of Code Section 409A) such change in control satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v), (vi) or (vii); (b) with respect to any Restricted Stock, PDS RSUs or other Awards that do not constitute “non-qualified deferred compensation,” elect to settle such PDS RSUs and other Awards upon a change in control, (c) terminate any Restricted Stock, PDS RSUs or other Awards if the applicable performance goals were not satisfied as of the change in control, (d) require the successor or acquiring company (or its parents or subsidiaries), following a change in control, to assume such Restricted Stock, PDS RSUs and other Awards or to substitute such Awards with Awards involving the equity securities of the acquiring or successor company on terms and conditions so as to preserve the rights of participants, or (e) take such other actions as the Compensation Committee believes may be appropriate (including terminating such Awards for a cash payment equal to the fair market value of the underlying shares).
Certain Corporate Transactions
In order to prevent dilution or enlargement of the rights of participants under the Amended Restated Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects PDS Biotech’s common stock, the Compensation Committee shall adjust (i) the number and kind of shares of common stock which may be issued in connection with Awards to participants, (ii) the number and kind of shares of common stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of common stock available under the Amended Restated Plan, and (iv) the exercise or grant price relating to any Award. In addition, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any performance goals, in recognition of unusual or nonrecurring events (including, without limitation, events described above) affecting PDS Biotech or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.
Termination of Employment or Other Service
Unless otherwise provided in an Award agreement, upon a participant’s termination of employment or other service with PDS Biotech, the unvested portion of such participant’s Awards shall cease to vest and shall be forfeited and the vested portion of such participant’s options and SARs shall remain exercisable by the participant or the participant’s beneficiary or legal representative, as the case may be, for a period of (i) 30 days in the event of a termination by PDS Biotech or a subsidiary without cause, (ii) 180 days in the event of a termination due to death or disability and (iii) 30 days in the event of the participant’s voluntary termination, but in all cases, not beyond the normal expiration date of the option or SAR. All of a participant’s options and SARs, whether or not vested, shall be forfeited immediately upon such participant’s termination by PDS Biotech or a subsidiary for cause.
Amendment and Termination
The Amended Restated Plan will automatically terminate on December 7, 2030. In addition, prior to the automatic termination of the Amended Restated Plan, the Board may amend, alter, suspend, discontinue, or terminate the Amended Restated Plan without the consent of stockholders, except that any such action shall be subject to the approval of PDS Biotech’s stockholders if such action would increase the number of shares subject to the Amended Restated Plan or decrease the price at which Awards may be granted, or if stockholder approval with respect to such action is required by any applicable law or regulation or the rules of any stock exchange on which PDS Biotech’s common stock may then be listed or quoted. The Board must also obtain stockholder approval in order to take any action that would result in the repricing, replacement or repurchase of any option Award. The Board may otherwise determine to submit such other changes to the Amended Restated Plan for approval by PDS Biotech’s stockholders in its discretion. Generally, without the consent of an affected participant, no amendment, alteration, suspension, discontinuation, or termination of the Amended Restated Plan may materially and adversely affect the rights of such participant under any outstanding Award.

Recoupment
Any Award granted under the Amended Restated Plan will be subject to mandatory repayment by the participant to PDS Biotech pursuant to the terms of any company “clawback” or recoupment policy that is directly applicable to the Amended Restated Plan and set forth in an Award agreement or as required by law.
Transfer Restrictions
The Amended Restated Plan prohibits participants from pledging, encumbering, assigning or transferring any Award, right or interest under the Amended Restated Plan to any third party, except for assignments or transfers that occur by way of the laws of descent and distribution. Awards and rights under the Amended Restated Plan will be exercisable during the life of a participant only by the participant or his legal guardian. However, the Compensation Committee, may in its discretion, permit transfers of options, SARs and/or restricted stock to certain immediate family members of the participant, to trusts for the benefits of such family members and to partnerships in which such family members are the only partners.
Foreign Nationals
Without amending the Amended Restated Plan, Awards may be granted to participants who are foreign nationals or are employed or providing services outside the United States or both, on such terms and conditions different from those specified in the Amended Restated Plan as may, in the judgment of the Compensation Committee, be necessary or desirable to further the purpose of the Amended Restated Plan. Moreover, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended Restated Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Amended Restated Plan as in effect for any other purpose.
New Plan Benefits
No awards have been previously granted under the Amended Restated Plan subject to stockholder approval. Awards that may be granted to eligible persons under the Amended Restated Plan are subject to the discretion of the Compensation Committee, so we cannot currently determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below. Under the terms of our Non-Employee Director Compensation Policy, which was amended in April 2025, in 2025 we are obligated to grant each of our non-employee directors that has served on our board of directors for at least six months an option to purchase 22,700 shares and each non-employee director that has served on our board of directors for less than six months a pro rata share of such options. Based upon our current Non-employee Director Compensation Policy, future awards of options to purchase shares will be made to non-employee directors in years subsequent to 2025.

Awards Granted Under the Restated Plan
The following table sets forth, for each of the individuals and various groups indicated, the total number of shares of our common stock subject to awards that have been granted under the Restated Plan since its inception through the Record Date, even if not currently outstanding:

Name and Position (or Group)	Number of Shares of Common Stock Underlying Stock Options Granted (#)
All Named Executive Officers:
Frank Bedu-Addo, Ph.D., Chief Executive Officer	2,142,259
Kirk Shepard, M.D., Chief Medical Officer	200,000
Stephan Toutain, Chief Operating Officer	200,000
All current executive officers as a group	3,539,092
All current directors who are not executive officers as a group	308,625
Each nominee for election as a director:
Frank Bedu-Addo, Ph.D.	2,142,259
Otis Brawley, M.D.	45,000
Each associate of any of such directors, executive officers or nominees	0
Each other person who received or is to receive 5% or more of awards	0
All employees, including current officers who are not executive officers, as a group	1,174,550

Summary of U.S. Federal Income Tax Consequences
The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to participants in the Amended Restated Plan. This discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that might apply to a participant based on his or her particular circumstances, nor does it address state, local or foreign income tax or other tax considerations that may be relevant to a participant.
PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THEM AS A RESULT OF PARTICIPATING IN THE AMENDED RESTATED PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX OR OTHER TAX CONSIDERATIONS.
Incentive Stock Options. Upon the grant of an ISO, the option holder will not recognize any income. In addition, no income for federal income tax purposes will be recognized by an option holder upon the exercise of an ISO if the requirements of the Amended Restated Plan and the Code are satisfied, including, without limitation, the requirement that the option holder remain employed by the company or a subsidiary during the period beginning on the date of grant and ending on the day three months (or, in the case of the option holder’s disability, one year) before the date the option is exercised. If an option holder has not remained an employee of the company or a subsidiary during the period beginning on the date of grant of an ISO and ending on the day three months (or one year in the case of the option holder’s disability) before the date the option is exercised, the exercise of such option will be treated as the exercise of a non-qualified option and will have the tax consequences described below in the section entitled “Non-Qualified Options.”
The federal income tax consequences upon a disposition of the shares acquired pursuant to the exercise of an ISO depends upon when the disposition of the shares occurs and the type of such disposition.
•
If the disposition of such shares occurs more than two years after the date of grant of the ISO and more than one year after the date of exercise, any gain or loss recognized upon such disposition will be long-term capital gain or loss and the company or a subsidiary, as applicable, will not be entitled to any income tax deduction with respect to such ISO.

•
If the disposition of such shares occurs within two years after the date of grant of the incentive stock option or within one year after the date of exercise, or a disqualifying disposition, the excess, if any, of the amount recognized over the option price will be treated as taxable income to the participant and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder. The amount of ordinary income recognized by the option holder in a disqualifying disposition (and the corresponding deduction to the company or a subsidiary, as applicable) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price. Any gain recognized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year).
•
If the option price exceeds the amount recognized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

If a participant is subject to the Alternative Minimum Tax, or the AMT, the tax consequences to the participant may differ from those described above. Under the AMT, a taxpayer will be required to pay an alternative minimum tax if the taxpayer’s “tentative minimum tax” (as defined in Section 55 of the Code) exceeds his or her regular tax for the year in question. For purposes of calculating the AMT, upon the exercise of an ISO, a taxpayer is required to include in his “alternative minimum taxable income” (as defined in Section 55 of the Code) for the taxable year in which such exercise occurs an amount equal to the amount of income the taxpayer would have recognized if the option had not been an ISO (i.e., the difference between the fair market value of the shares on the date of exercise and the option’s exercise price). As a result, unless the shares acquired upon the exercise of the ISO are disposed of in a taxable transaction in the same year in which such option is exercised, the option holder may incur AMT as a result of the exercise of an ISO.
Except as provided in the paragraph immediately below, if an option holder elects to tender shares in partial or full payment of the option price for shares to be acquired upon the exercise of an ISO, the option holder will not recognize any gain or loss on such tendered shares. No income will be recognized by the option holder with respect to the shares received by the option holder upon the exercise of the ISO if the requirements of the Amended Restated Plan and the Code described above are met. The number of shares received equal to the number of shares surrendered will have a tax basis equal to the tax basis of the surrendered shares. Shares received in excess of the number of shares surrendered will have a tax basis of zero. The holding period of the shares received equal to the number of shares tendered will be the same as such tendered shares’ holding period, and the holding period for the excess shares received will begin on the date of exercise. Solely for purposes of determining whether a disqualifying disposition has occurred with respect to shares received upon exercise of the ISO, all shares are deemed to have a holding period beginning on the date of exercise.
If an option holder tenders shares that were previously acquired upon the exercise of an ISO in partial or full payment of the option price for shares to be acquired upon the exercise of another ISO, and each such exercise occurs within two years after the date of grant of such ISO or within one year after such shares were transferred to the option holder, the tender of such shares will be a disqualifying disposition with the tax consequences described above regarding disqualifying dispositions. The shares acquired upon such exercise will be treated as shares acquired upon the exercise of an ISO.
If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an ISO will be characterized as ordinary income, and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount recognized is less than the value at exercise.
Any excess of the amount recognized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.
Non-Qualified Options. An option holder will not recognize taxable income, and the company or a subsidiary, as applicable, is not entitled to a deduction, when a non-qualified option is granted. Upon the exercise of a non-qualified option, an option holder will recognize compensation taxable as ordinary income equal to the excess of the fair market value of the shares received over the option price of the non-qualified option and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. An option holder’s tax basis in the shares received upon the exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the option holder’s holding period for such shares will begin at that time. Upon the subsequent sale of the shares received in exercise of a non-qualified option, the option holder will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount recognized in connection with the sale of the shares and the option holder’s tax basis in such shares.
If a non-qualified option is exercised in whole or in part with shares held by the option holder, the option holder will not recognize any gain or loss on such tendered shares. The number of shares received by the option holder upon such an exchange that are equal in number to the number of tendered shares will retain the tax basis and the holding period of the tendered shares for capital gain purposes. The shares received by the option holder in excess of the number of shares used to pay the exercise price of the option will have a basis equal to the fair market value on the date of exercise and their holding period will begin on such date.
Restricted Stock. Upon the grant of an award of restricted stock, the shares are considered to be subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives restricted stock does not make the election described below, the participant does not recognize any taxable income upon the receipt of restricted stock and the company or a subsidiary, as applicable, is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares at that time, less any amount paid for the shares and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such restricted stock when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin on such date. Upon a subsequent sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount recognized upon the sale of the shares and the tax basis of the shares in the participant’s hands.
Participants receiving restricted stock may make an election under Section 83(b) of the Code to recognize compensation taxable as ordinary income with respect to the shares when such shares are received rather than at the time the forfeiture restrictions lapse. If the participant makes such an election, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction in the year of grant. The amount of such compensation income (and the corresponding deduction) will be equal to the fair market value of the shares when the participant receives them (valued without taking into account restrictions other than restrictions that by their terms will never lapse), less any amount paid for the shares.
By making a Section 83(b) election, the participant will recognize no additional ordinary compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize short-term or long-term capital gain or loss with respect to the shares when they are sold, depending upon whether the shares have been held for more than one year at the time of sale. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares will begin at that time. If the shares are subsequently forfeited, the participant will not be entitled to a deduction as a result of such forfeiture, but will be entitled to claim a short-term or long-term capital loss (depending upon whether the shares have been held for more than one year at the time of forfeiture) with respect to the shares to the extent of the consideration paid by the participant for such shares.
Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation taxable as ordinary income (not dividend income) received by the participant, and, subject to Section 162(m) of the Code, the company or one of its subsidiaries, as applicable, will receive a corresponding deduction. Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made or which are paid after the restriction period lapses generally will be treated and taxed as dividend income.
SARs. A participant will not recognize taxable income, and the company or a subsidiary, as applicable, is not entitled to a deduction, upon the grant of a SAR. Upon exercise or settlement of a SAR, a participant will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in shares received upon the exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon the sale of shares received from the exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending on whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount recognized in connection with the sale of the shares and the participant’s tax basis in the shares.
PDS RSUs. A participant will not recognize taxable income upon the grant of PDS RSUs, and the company or a subsidiary, as applicable, is not entitled to a deduction upon such grant. When the award is settled and the participant receives cash or shares, the participant will recognize compensation taxable as ordinary income equal to the amount of cash received or the fair market value of the shares at that time (as applicable) and, subject to Section 162(m) of the Code, the company or one of its subsidiaries will be entitled to a corresponding deduction. A participant’s tax basis in shares received at the end of a restriction period will be equal to the fair market value of the shares when the participant receives them, and the participant’s holding period will begin on such date. Upon the sale of the shares received upon the settlement of restricted stock, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.
Such gain or loss will be equal to the difference between the amount recognized upon the sale of the shares and the tax basis of the shares in the participant’s hands. Dividend equivalents will be taxable to participants upon distribution as compensation, and accordingly, the participant will recognize ordinary income (not dividend income) in such amount and, subject to Section 162(m) of the Code, the company or a subsidiary, as applicable, will receive a corresponding deduction. In addition, as discussed below, PDS RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the Code in order to avoid early income inclusion and tax penalties.
Withholding. Participants will be responsible for making appropriate provision for all taxes required to be withheld in connection with any awards, including taxes relating to the vesting, exercise and transfer of shares pursuant to the Amended Restated Plan. The company or a subsidiary is authorized to withhold from any payment relating to an Award under the Amended Restated Plan, including from a distribution of common stock or any payroll or other payment due to a participant, withholding and other taxes due in connection with any transaction involving an award.
Million Dollar Deduction Limit. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain employees in a taxable year to the extent that compensate paid to such employee exceeds $1,000,000.
Nonqualified Deferred Compensation. Section 409A of the Code contains certain restrictions on the ability to defer receipt of compensation to future tax years. Any award that provides for the deferral of compensation, such as PDS RSUs that are settled more than two and one-half months after the end of the year in which they vest, must comply with Section 409A of the Code or else be subject to further adverse tax consequences. If the requirements of Section 409A of the Code are not met with respect to an award, all amounts deferred under the Amended Restated Plan during the taxable year and all prior taxable years (to the extent not already included in gross income) will be included in the participant’s taxable income in the later of the year in which such violation occurs or the year in which such amounts are no longer subject to a substantial risk of forfeiture, even if such amounts have not been actually received by the participant. In addition, the violation of Section 409A of the Code will result in an additional tax to the participant of 20% of the deferred amount plus applicable interest computed from the date the award was earned, or if later, the date on which it vested.
Excess Parachute Payments. If the vesting or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with a change in control of the Company, such vesting or payment, either alone or when with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent the Company or a subsidiary or affiliate, as applicable, from deducting such “excess parachute payment.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to PDS Biotech for the fiscal years ended December 31, 2024 and 2023, by KPMG LLP, PDS Biotech’s independent registered public accounting firm.

	Fiscal Year Ended 2024	Fiscal Year Ended 2023
Audit Fees	$940,000	$720,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$940,000	$720,000

Audit fees: Audit fees consist of fees associated with the annual audit of our financial statements, the reviews of our interim financial statements, fees consist of fees incurred in connection with the issuance of consent and comfort letters in connection with registration statement filings with the SEC and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.
Audit-related fees: Audit-related fees includes fees for services that are traditionally performed by the auditor such as audits of employee benefit plans sponsored by the Company, due diligence assistance, SOC engagements, audits of financial statements of a carve-out entity in anticipation of a subsequent divestiture and other attest services.
Tax fees: Tax fees consist of fees for tax services, including tax compliance, and related expenses.
All KPMG LLP services and fees in the fiscal years ended December 31, 2024 and 2023 were pre-approved by the Audit Committee or its properly delegated authority.
Pre-approval Policies and Procedures
The Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
If KPMG LLP renders services other than audit services to us, the Audit Committee will determine whether the rendering of these services is compatible with maintaining KPMG LLP’s independence.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

Report of the Audit Committee of the Board of Directors
The Audit Committee of the Board, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Capital Market, has furnished the following report:
The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.pdsbiotech.com. The Audit Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of independent registered public accountants.
The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2024 with the Company’s management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The Audit Committee also received the written disclosures and the letter from KPMG LLP, the Company’s independent registered public accounting firm, required by applicable requirements of the by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with KPMG LLP the accounting firm’s independence.
Based on the foregoing, the Audit Committee recommended to the Company’s board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Members of the PDS Biotechnology Corporation Audit Committee.
Mr. Gregory Freitag
Mr. Stephen Glover
Ms. Kamil Ali-Jackson, Esq.
The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

PROPOSAL 4

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Consistent with good governance practices and the requirements of Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in the “Executive Compensation” section of this proxy statement and the related compensation tables and disclosure. This is commonly referred to as a “say on pay” proposal. We will put forward our next say on pay proposal at the 2026 Annual Meeting of Stockholders.
The say on pay proposal is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies, and practices discussed in this proxy statement. We believe that our executive officer compensation programs provide incentives that are aligned with the interests of our stockholders and have facilitated our performance, business goals and promote short and long term profitable growth. We urge stockholders to read the “Executive Compensation” section above, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the related compensation tables and narrative above which provide detailed information on the compensation of our named executive officers. Our compensation committee and board of directors believe that the policies and procedures articulated in the “Executive Compensation” section are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to the Company’s success.
We are asking stockholders to approve the following advisory resolution at the Annual Meeting:
RESOLVED, that the stockholders of PDS Biotechnology Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in this Proxy Statement.
This say on pay proposal, is not binding on our board of directors. Although non-binding, our board of directors and compensation committee will carefully review and consider the voting results when evaluating our executive compensation program.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for mailing of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single mailing of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are PDS Biotech stockholders will be “householding” our proxy materials. A single mailing of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate mailing of Proxy Materials, please notify us or your broker. Direct your written request to Investor Relations, PDS Biotechnology Corporation at 303A College Road East, Princeton, NJ 08540 or by phone at (800) 208-3343. Stockholders who currently receive multiple copies of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
Frank Bedu-Addo, Ph.D.
Chief Executive Officer
April 29, 2025
This Proxy Statement and our Annual Report to the SEC on Form 10-K for the fiscal year ended December 31, 2024 are available free of charge at www.proxyvote.com.

APPENDIX A

AMENDMENT TO THE
THIRD AMENDED AND RESTATED PDS BIOTECHNOLOGY CORPORATION
2014 EQUITY INVENTIVE PLAN
WHEREAS, PDS Biotechnology Corporation, Inc. (the “Company”) maintains the Third Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan (the “Plan”); and
WHEREAS, Section 9.1 of the Plan provides that the Plan may be amended from time to time; and
WHEREAS, the Company desires to amend the Plan in certain respects;
NOW, THEREFORE, the Plan is hereby amended, effective as of the date the stockholders of the Company approve this amendment, in the following respects:
1. Section 5.1 of the Plan is amended to read in its entirety as follows:
“5.1 Share Pool. Subject to adjustment as provided in this Section 5 and in Section 8 hereof, the total number of shares of Common Stock available for Awards under the Plan shall be equal to the sum of (the “Share Pool”): (i) 4,165,535 shares of Common Stock, which was the total number of shares of Common Stock authorized for issuance under the Second Amended and Restated PDS Biotechnology Corporation 2014 Equity Incentive Plan, plus (ii) 2,400,000 shares of Common Stock, which reflects the additional shares of Common Stock authorized by the Board under the Plan as of the Effective Date, plus (iii) 3,144,049 shares of Common Stock that were approved at the Company’s 2025 Annual Meeting of Stockholders.”
In the event of any conflict between the terms and conditions of the Plan and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control. If any term or provision of this Amendment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Amendment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.
IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above on behalf of the Company.

PDS BIOTECHNOLOGY CORPORATION

By:
Name:
Title:

A-1

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PDS BIOTECHNOLOGY CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Stephen Glover
02) Gregory Freitag

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V74325-P29583

PDS BIOTECHNOLOGY CORPORATION
Annual Meeting of Stockholders
June 11, 2025 8:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Frank Bedu-Addo, Ph. D. and Lars Boesgaard, or either of them, as proxies, each with the power to appoint his substitute, and thereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PDS BIOTECHNOLOGY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM ET, on June 11, 2025, virtually via a live webcast at www.virtualshareholdermeeting.com/PDSB2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side